     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997
                                           REGISTRATION STATEMENT NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                         CALIFORNIA INFRASTRUCTURE AND
                           ECONOMIC DEVELOPMENT BANK
                          SPECIAL PURPOSE TRUST SCE-1
                            (Issuer of Securities)

                                SCE FUNDING LLC
                   (Depositor of the Trust described herein)
    (Exact Name of Registrant as Specified in Its Certificate of Formation)

                      DELAWARE                                             APPLIED FOR
   (State or Other Jurisdiction of Organization)             (I.R.S. Employer Identification Number)

                                SCE FUNDING LLC
    2244 WALNUT GROVE AVENUE, ROOM 180, ROSEMEAD, CA 91770, (626) 302-1850 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              KENNETH S. STEWART
                                   SECRETARY
                                SCE FUNDING LLC
    2244 WALNUT GROVE AVENUE, ROOM 180, ROSEMEAD, CA 91770, (626) 302-1850 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:

          DAVID B. ROGERS                     ERIC D. TASHMAN                     GREGORY M. SHAW
          JOHN M. JAMESON                     CATHY M. KAPLAN                 CRAVATH, SWAINE & MOORE
        GEOFFREY K. HURLEY                   BROWN & WOOD LLP                     WORLDWIDE PLAZA
         LATHAM & WATKINS            555 CALIFORNIA STREET, 50TH FLOOR           825 EIGHTH AVENUE
 633 WEST FIFTH STREET, SUITE 4000    SAN FRANCISCO, CALIFORNIA 94104        NEW YORK, NEW YORK 10019
   LOS ANGELES, CALIFORNIA 90071

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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------------------------------------------------------------------------------------------------------
                                                             PROPOSED        PROPOSED
                                                              MAXIMUM        MAXIMUM       AMOUNT OF
                                            AMOUNT TO BE  AGGREGATE PRICE   AGGREGATE     REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(2)    PER UNIT     OFFERING PRICE      FEE
------------------------------------------------------------------------------------------------------
Rate Reduction Certificates...............   $1,000,000         100%(1)     $1,000,000(1)   $303.03
------------------------------------------------------------------------------------------------------
Notes.....................................   $1,000,000         (2)            (2)            None
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) No additional consideration will be paid by the purchasers of the Rate Reduction Certificates for the Notes which secure the Rate Reduction Certificates.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION  +
+PURSUANT TO RULE 424 UNDER THE SECURITIES ACT OF 1933. A REGISTRATION         +
+STATEMENT RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE + +SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 415 UNDER THE SECURITIES + +ACT OF 1933. A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS WILL BE DELIVERED +
+TO PURCHASERS OF THESE SECURITIES. THIS PROSPECTUS SUPPLEMENT AND THE         +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                 [FORM OF PROSPECTUS SUPPLEMENT]

                    SUBJECT TO COMPLETION DATED       , 199

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1997)

                         CALIFORNIA INFRASTRUCTURE AND
                           ECONOMIC DEVELOPMENT BANK
                          SPECIAL PURPOSE TRUST SCE-1

                   RATE REDUCTION CERTIFICATES, SERIES 199 -
                    $         CLASS          % CERTIFICATES
                    $         CLASS          % CERTIFICATES
                    $         CLASS          % CERTIFICATES
                    $         CLASS          % CERTIFICATES
                    $         CLASS          % CERTIFICATES

                                SCE FUNDING LLC
                             (ISSUER OF THE NOTES)

                       SOUTHERN CALIFORNIA EDISON COMPANY
                             (SELLER AND SERVICER)

  The California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 Rate Reduction Certificates, Series 199 - (the "Offered
Certificates"), offered hereby will consist of the following        Classes:
       . Each Class of Offered Certificates represents an undivided interest in the related class of SCE Funding LLC Notes, Series 199 - (the "Underlying Notes"), issued by SCE Funding LLC, a Delaware special purpose limited liability company (the "Note Issuer"). Each Underlying Note will be secured primarily by the Transition Property owned by the Note Issuer, as described under "Description of the Transition Property" herein and in the Prospectus.
The Underlying Notes, together with other Series of notes issued from time to time by the Note Issuer under the Note Indenture (together with the Underlying Notes, the "Notes"), are owned by the California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 (the "Trust").
                                                   (Continued on following page)

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

     THERE CURRENTLY IS NO SECONDARY  MARKET FOR THE OFFERED CERTIFICATES,
           AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.

                                  -----------
PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 18 IN THE
 PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           PRICE TO  UNDERWRITING PROCEEDS TO
                                                           PUBLIC(1)   DISCOUNT   TRUST(1)(2)
---------------------------------------------------------------------------------------------
Per Class [   ] Certificate.............................        %           %           %
---------------------------------------------------------------------------------------------
Per Class [   ] Certificate.............................        %           %           %
---------------------------------------------------------------------------------------------
Total...................................................     $          $            $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Plus accrued interest, if any, at the applicable Certificate Interest Rate
  from       , 199 .
(2)Before deduction of expenses estimated to be $          .

                                  -----------

  THE OFFERED CERTIFICATES ARE OFFERED BY THE UNDERWRITERS WHEN, AS AND IF ISSUED BY THE TRUST AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO THE UNDERWRITERS' RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT
THE OFFERED CERTIFICATES WILL BE DELIVERED ON OR ABOUT       , 199 , IN BOOK-
ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY[, CEDEL BANK, SOCIETE ANONYME, AND THE EUROCLEAR SYSTEM].

                                 [UNDERWRITERS]

             The date of this Prospectus Supplement is       , 199

(Continued from previous page)

  Interest on each Class of Offered Certificates at the applicable Certificate Interest Rate will be distributable quarterly on or about the 25th day of March, June, September and December or, if any such day is not a Certificate Business Day, the next succeeding Certificate Business Day (each, a
"Distribution Date") commencing       , 199 . INTEREST AND PRINCIPAL ON ANY
CLASS OF OFFERED CERTIFICATES WILL BE DISTRIBUTABLE ONLY TO THE EXTENT OF PAYMENTS RECEIVED BY THE TRUST ON THE RELATED CLASS OF UNDERLYING NOTES. See "Description of the Notes" herein.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  THE TRANSITION PROPERTY OWNED BY THE NOTE ISSUER AND ANY OTHER ASSETS OF THE
NOTE ISSUER WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR THE SELLER OR ANY OF ITS AFFILIATES. NONE OF THE OFFERED CERTIFICATES, THE UNDERLYING NOTES OR THE UNDERLYING TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, THE TRUST OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER OR ITS AFFILIATES. NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE OFFERED CERTIFICATES, THE UNDERLYING NOTES OR THE UNDERLYING TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PROSPECTUS.

  NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, PURCHASE PRICE OF, OR INTEREST ON, THE OFFERED CERTIFICATES OR THE UNDERLYING NOTES, OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, NOR IS THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION OR AGENCY OR INSTRUMENTALITY THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR THE PAYMENT THEREOF.

  Prospective investors should refer to the "Index of Principal Definitions" herein and in the Prospectus for the location of the definitions of capitalized terms that appear in this Prospectus.

                              REPORTS TO HOLDERS

  Unless and until the Offered Certificates are no longer issued in book-entry form, the Servicer will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates and, upon request, to Participants of DTC, periodic reports concerning the Offered Certificates. See "Description of the Certificates--Reports to Certificateholders" herein. Such reports may be made available to the holders of interests in the Offered Certificates (the "Certificateholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Certificateholders will not be examined and reported upon, nor will an opinion thereon be provided by, any independent public accountant.

  The Note Issuer will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov. The Note Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Offered Certificates if there are fewer than 300 holders of such Offered Certificates.

                          FORWARD-LOOKING STATEMENTS

  IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED. ANY SUCH STATEMENTS, WHICH MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINED IN "RISK FACTORS," "DESCRIPTION OF THE TRANSITION PROPERTY," "CERTAIN YIELD AND MATURITY CONSIDERATIONS," "THE SELLER AND THE SERVICER" AND "SERVICING" HEREIN AND IN THE PROSPECTUS, INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, LITIGATION AND VARIOUS OTHER EVENTS, CONDITIONS AND CIRCUMSTANCES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE NOTE ISSUER, THE TRUST, THE SERVICER, THE SELLER, THE NOTE TRUSTEE, THE CERTIFICATE TRUSTEE, THE DELAWARE TRUSTEE AND THE INFRASTRUCTURE BANK. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE NOTE ISSUER AND THE TRUST EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE NOTE ISSUER'S OR THE TRUST'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                             TRANSACTION OVERVIEW

  The following summary is qualified by reference to the detailed information appearing elsewhere herein and in the Prospectus.

  Offered Certificates. The Offered Certificates represent the indirect right to receive distributions of payments made in respect of certain nonbypassable charges assessed in the regular utility bills of residential and small commercial customers located in the historical service territory of the Seller. These charges are designed to be sufficient to pay principal of and interest on the Certificates, all related fees and expenses and the Overcollateralization Amount described herein. These charges will be subject to adjustment over the term of the Offered Certificates to enhance the likelihood of timely recovery of such amounts and to reflect other factors affecting the ultimate recovery of such amounts including changes in the amount of electricity sold to such customers.

  Other Series of Notes and Certificates. The Trust is authorized to issue other Series of Certificates in addition to the Series comprised of the
Offered Certificates[, and has issued       other Series in an aggregate
initial principal amount of $         prior to the issuance of the Offered
Certificates]. On each Payment Date, the Note Issuer will allocate amounts received with respect to the FTA Charges, after payment of interest on the Notes and related fees and expenses, pro rata (by principal amount) among the outstanding Series of Notes. Distributions with respect to each Class of Certificates will be solely from amounts received in payments on the related Class of Notes. The outstanding principal amount of all Series of Notes should, at any time, equal the outstanding principal amount of all Series of Certificates.

  Statutory Background. The nonbypassable charges were authorized by the State of California pursuant to A.B. 1890, Chapter 854, California Statutes of 1996 (as amended, the "Statute") which permits the California investor-owned utilities (collectively, the "Utilities"), including Edison, to finance the recovery of a portion of their respective "Transition Costs" through the issuance of the Certificates, in conjunction with a reduction in electricity rates for residential and small commercial customers. Transition Costs generally consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith.

  Trust. The Trust has been established by the Infrastructure Bank, the Certificate Trustee and the Delaware Trustee. The assets of the Trust consist of the Notes, which are secured primarily by the Transition Property. The Certificates of any Series will be issued by the Trust and sold to underwriters by the Trust. The Notes will be issued to the Trust by the Note Issuer in exchange for the proceeds of the sale of the Certificates. The Seller will sell the Transition Property to the Note Issuer in exchange for the proceeds of the Notes. The Transition Property sold to the Note Issuer in connection with any Series of Certificates is a separate property right created upon the entry of the Financing Order by the CPUC and effectiveness of the related Issuance Advice Letter.

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following Prospectus Supplement Summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used but not defined in this Prospectus Supplement Summary have the meanings ascribed to such terms elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. The Index of Principal Definitions included in this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

The Offered Certificates....  The California Infrastructure and Economic
                              Development Bank Special Purpose Trust SCE-1 Rate Reduction Certificates, Series 199 - (the "Offered Certificates"). The Certificates are
                              comprised of the following       classes (each, a
                              "Class"):      . As of the Series Issuance Date
                              for the Offered Certificates, the aggregate
                              principal balance thereof (the "Original
                              Certificate Principal Balance") will be
                              $           . Each Class of Offered Certificates
                              will have a principal balance (the "Class
                              Principal Balance") equal to the initial amount of principal allocable to such Class, reduced by principal distributed to such Class in accordance with the terms of the Trust Agreement. See "Description of the Certificates" herein and in the Prospectus.

                              None of the Offered Certificates, the Underlying Notes or the underlying Transition Property will be guaranteed or insured by any governmental agency or instrumentality or by the Seller or any of its affiliates. Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of principal of, or interest on, the Offered Certificates or the Underlying Notes or to the payments in respect of the Transition Property.

Seller and Servicer.........  Southern California Edison Company, a California
                              corporation ("Edison" or, in its capacity as seller of the Transition Property, the "Seller" or, in its capacity as servicer, the "Servicer"). For a more complete discussion of Edison and its roles as Seller and Servicer, see "The Seller and Servicer" herein and in the Prospectus.

Issuer of Certificates......  California Infrastructure and Economic
                              Development Bank Special Purpose Trust SCE-1 (the "Trust") established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank"). For a more complete discussion of the Trust, see "The Trust" in the Prospectus, and for a more complete discussion of the Infrastructure Bank, see "The Infrastructure Bank" in the Prospectus.

Certificate Trustee.........              , a           (the "Certificate
                              Trustee").

Delaware Trustee............              , a           (the "Delaware
                              Trustee").

Note Issuer.................  SCE Funding LLC, a Delaware special purpose limited liability company whose single member is Edison (the "Note Issuer").

                              The principal executive office of the Note Issuer is located at 2244 Walnut Grove Avenue, Room 180, Rosemead, CA 91770, and its telephone number is
                              (626) 302-1850.

The Underlying Notes........  SCE Funding LLC Notes, Series 199 -  (the
                              "Underlying Notes"), issued by the Note Issuer. The Underlying Notes are comprised of classes (each, a "Class"). As of the Series
                              Issuance Date for the Underlying Notes, the
                              aggregate principal balance thereof (the
                              "Original Note Principal Balance") will be
                              $           . Each Class of Underlying Notes
                              secures the payment of the corresponding Class of Offered Certificates and will have the same Class Principal Balance as the corresponding Class of Offered Certificates. See "Description of the Notes" herein and in the Prospectus.

Note Trustee................              , a           (the "Note Trustee").

Transition Property.........  As more fully described under "Description of the
                              Transition Property" herein and in the
                              Prospectus, the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charge, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charge as provided in the PU Code.

FTA Charge..................  As more fully described under "Description of the
                              Transition Property" herein and in the
                              Prospectus, the amount permitted to be recovered from the Customers which is necessary to provide for the amortization of all Certificates in accordance with the applicable Expected Amortization Schedules, together with all costs and expenses related thereto and the Overcollateralization Amount.

Distribution Dates..........  Each March 25, June 25, September 25 and December
                              25 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate
                              Business Day) commencing           ,            ,
                              the dates on which distributions will be made to holders of Offered Certificates (each, a "Distribution Date"). Each Distribution Date with respect to the Certificates will also be a date on which payments are made with respect to the Notes (each, a "Payment Date").

Record Date.................  With respect to any Distribution Date, the last day of the preceding calendar month (each, a "Record Date").

Final Distribution Date.....  The Scheduled Final Distribution Date for each
                              Class of the Offered Certificates, which is the date when all principal and interest on such Class of Offered Certificates is expected to be distributed in full, based on certain assumptions described herein, and the Termination Date for each Class of Offered Certificates are specified herein under "Description of the Certificates."

                              Failure to pay principal of and interest on any Class of Offered Certificates in full by the related Termination Date shall constitute an Event of Default, and the Certificate Trustee may and, upon the written direction of the holders of a majority in principal amount of all Certificates of all Series then outstanding, shall declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. See "Description of the

                              Certificates--Certificate Events of Default;
                              Rights Upon Certificate Event of Default" and "Ratings" in the Prospectus.

Issuance of New Series......  The Trust may issue new Series of Certificates from time to time. A new Series may be issued only upon satisfaction of the conditions described under "Description of the
                              Certificates--Conditions of Issuance of
                              Additional Series" herein.

Interest....................  On each Distribution Date, the Certificate
                              Trustee shall distribute pro rata to the Certificateholders of each Class as of the related Record Date interest in an amount equal to one-fourth of the product of (a) the applicable Certificate Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Certificateholders on such preceding Distribution Date; provided, however, that with respect to the initial Distribution Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to, but excluding, the following Distribution Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on any Class of Offered Certificates will be payable only to the extent interest has been paid on the related Class of Underlying Notes. See "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates-- Interest and Principal" in the Prospectus.

Principal...................  On each Distribution Date, the Certificate
                              Trustee shall distribute to the
                              Certificateholders as of the related Record Date amounts distributable as principal, in the following order and priority: [TO BE DETERMINED UPON ISSUANCE]. The principal amounts payable with respect to any Class of Offered Certificates will be payable only to the extent of payments of principal made on the related Class of Underlying Notes. See "Description of the Certificates-- Distributions of Principal" herein and "Description of the Certificates--Interest and Principal" in the Prospectus.

Optional Redemption.........  The Note Issuer may redeem the Underlying Notes relating to the Offered Certificates, and accordingly cause the Trust to redeem the Offered Certificates, at any time on or after the Payment Date on which the Outstanding Note Principal Balance has been reduced to five percent of the Original Note Principal Balance. See "Description of the Certificates--Optional Redemption" herein.

Credit Enhancement..........  The Offered Certificates will benefit from the following forms of credit enhancement:

                              Overcollateralization. In order to enhance the likelihood that distributions on each Class of the Offered Certificates will be made in full by their respective Scheduled Final Distribution Dates, the Financing Order and the Issuance Advice Letter relating to the Offered Certificates permit the Seller to recover
                              $        through FTA Payments in excess of the
                              amount expected to be required to pay interest on and principal of all outstanding Classes of Offered

                              Certificates and related fees and expenses. Such excess is the Overcollateralization Amount related to the Offered Certificates. See "Description of the Notes--Overcollateralization Amount" herein and in the Prospectus.

                              Other. See "Description of the Certificates-- Other Credit Enhancement" herein and in the Prospectus.

Collections; Allocations;
Distributions...............  On each Distribution Date, amounts on deposit in the Collection Account will be applied in the manner described under "Description of the Notes--Allocations; Payments" in the Prospectus.

Servicing Compensation......  The Servicer will be entitled to receive a
                              Servicing Fee with respect to the Offered
                              Certificates for each Collection Period in an amount equal to the sum of [ ] percent per annum of the Original Note Principal Balance (the "Servicing Fee"). The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Underlying Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Collections prior to remittance thereof to the Collection Account, and the portion of late fees, if any, paid by Customers relating to the Offered Certificates. See "Servicing--Servicing Compensation" herein and in the Prospectus.

No Servicer Advances........  The Servicer will not make any advances of interest or principal on the Underlying Notes.

Yield and Maturity
Considerations..............  The yield on each Class of Offered Certificates will be affected by, among other things, the amount and timing of receipt of FTA Collections. Since the FTA Charge will consist of a charge per kilowatt hour of usage by Customers, the aggregate amount of FTA Collections and the amount and timing of principal amortization on the Offered Certificates will depend, in part, on actual usage of electricity by Customers and the amount of delinquencies and charge-offs. Although the amount of the FTA Charge will be adjusted from time to time based in part on the actual rate of FTA Collections, no assurances are given that the Servicer will be able to forecast actual energy usage and obtain adjustments to the FTA Charge that would cause FTA Collections to be received at any particular rate. See "Certain Yield and Maturity Considerations" and "Description of the Transition Property-- Adjustments to the FTA Charge" herein and in the Prospectus.

                              A higher rate of FTA Collections than anticipated is likely to have an adverse effect on the yield of any Class of Offered Certificates that is purchased at a premium, and a lower rate of FTA Collections than anticipated is likely to have an adverse effect on the yield of any Class of Offered Certificates that is purchased at a discount from its principal amount.

Denominations...............  Each Class of Offered Certificates will be issued in minimum initial denominations of [$1,000] and in integral multiples thereof.

Registration of the
Certificates................  The [Offered] [Class       ] Certificates will
                              initially be represented by one or more
                              certificates registered in the name of Cede & Co.
                              ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, its Participants and its Indirect
                              Participants. For a more complete discussion of the Book-Entry Certificates, see "Risk Factors" and "Description of the Certificates--Book-Entry
                              Registration" in the Prospectus.

Ratings.....................  It is a condition of issuance of the Offered
                              Certificates that the Class      Certificates be
                              rated "    " by        , "    " by         and
                              "    " by         (each of        ,          and
                                       , a "Rating Agency") and that the Class
                                    Certificates be rated "    " by        ,
                              "    " by         and "    " by        .

                              A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Offered Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Certificates upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Certificates is revised or withdrawn, the liquidity of such Class of Offered Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of FTA Collections. See "Risk Factors--Yield and Maturity" and "Ratings" in the Prospectus.

Tax Status of the
Certificates................  The Offered Certificates will be treated as representing ownership of debt for federal income tax purposes. Interest and original issue discount, if any, on the Offered Certificates generally will be included in gross income for federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus.

                              Interest on the Offered Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. See "State and Local Taxation" in the Prospectus.

ERISA Considerations........  Subject to the considerations described in "ERISA
                              Considerations" herein and in the Prospectus, the Offered Certificates are eligible for purchase with "plan assets" of any Plan (as defined below) ("Plan Assets"). A fiduciary or other person contemplating purchasing the Offered Certificates on behalf of or with Plan Assets of any employee benefit plan or other plan or arrangement (including but not limited to an insurance company general account) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, "Plans"), should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

                        DESCRIPTION OF THE CERTIFICATES

  The California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 Rate Reduction Certificates, Series 199 - (the "Offered Certificates") together with the Certificates of other Series issued by the Trust (collectively, the "Certificates"), will be issued by the Trust pursuant to the Trust Agreement and the Series 199 - Supplement thereto. Pursuant to the Trust Agreement, the Infrastructure Bank and the Certificate Trustee may execute further series supplements in order to issue additional Series of Certificates. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Trust Agreement.

GENERAL

  The Offered Certificates will be issued on the Series Issuance Date. The
Offered Certificates will be comprised of the following       Classes:

                                                                     CERTIFICATE
                            SCHEDULED FINAL                           INTEREST
CLASS                      DISTRIBUTION DATE     TERMINATION DATE       RATE
-----                    --------------------- --------------------- -----------
    ....................     , 200  (   years)     , 200  (   years)     .  %
    ....................     , 200  (   years)     , 200  (   years)     .  %
    ....................     , 200  (   years)     , 200  (   years)     .  %
    ....................     , 200  (   years)     , 200  (   years)     .  %
    ....................     , 200  (   years)     , 200  (   years)     .  %

DISTRIBUTIONS OF INTEREST

  Interest on each Class of the Offered Certificates will accrue from the Series Issuance Date at the rates indicated above (each, a "Certificate Interest Rate") in each case distributable quarterly on March 25, June 25, September 25 and December 25 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) each year (each, a
"Distribution Date"), commencing          .

  On each Distribution Date, the Certificate Trustee will distribute pro rata to the Certificateholders of each Class as of the related Record Date interest to the extent paid on such date with respect to the Class of Underlying Notes with the same alphabetical or alphanumeric designation, as described below under "Description of the Notes--Interest."

DISTRIBUTIONS OF PRINCIPAL

  On each Distribution Date, the Certificate Trustee will distribute pro rata to the Certificateholders of each Class as of the close of business on the related Record Date principal to the extent paid on such date with respect to the Class of Underlying Notes with the same alphabetical or alphanumeric designation, as described below under "Description of the Notes--Principal."

  The entire unpaid principal amount of the Offered Certificates will be due and distributable on the date on which a Certificate Event of Default has occurred and is continuing, if the Certificate Trustee or holders of a majority in principal amount of the Offered Certificates of all Series then outstanding have declared the Certificates to be immediately due and payable. See "Description of the Certificates--Certificate Events of Default; Rights Upon Certificate Event of Default" in the Prospectus.

OPTIONAL REDEMPTION

  The Trust shall redeem the Offered Certificates if the Note Issuer elects to redeem the Underlying Notes, which the Note Issuer may elect to do at any time on or after the Payment Date on which the Outstanding Note Principal Balance has been reduced to five percent of the Original Note Principal Balance. Such Payment Date will correspond to the Distribution Date on which the Outstanding Certificate Principal Balance has been reduced to five percent of the Original Certificate Principal Balance. Notice of such redemption will be given by the Trust to each holder of Certificates to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

                           DESCRIPTION OF THE NOTES

GENERAL

  The SCE Funding LLC Notes, Series 199 -  (the "Underlying Notes"), will be
issued by the Note Issuer to the Trust on                (the "Series Issuance
Date"), pursuant to the Note Indenture and the Series 199 - Supplement thereto. Pursuant to the Note Indenture, the Note Issuer and the Note Trustee may execute further series supplements in order to issue additional Series of Notes. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the
Note Indenture.

  The Underlying Notes, together with the Notes of other Series issued by the
Note Issuer (collectively, the "Notes"), will be issued pursuant to the Note Indenture. The Underlying Notes will be comprised of the following
Classes:

                                                                          NOTE
                            SCHEDULED MATURITY                          INTEREST
CLASS                              DATE           FINAL MATURITY DATE     RATE
-----                     ---------------------- ---------------------- --------
    .....................      , 200  (   years)      , 200  (   years)    .  %
    .....................      , 200  (   years)      , 200  (   years)    .  %
    .....................      , 200  (   years)      , 200  (   years)    .  %
    .....................      , 200  (   years)      , 200  (   years)    .  %
    .....................      , 200  (   years)      , 200  (   years)    .  %

SECURITY

  To secure the payment of principal of and interest on the Notes, the Note Issuer has granted to the Note Trustee, as holder of the Notes (the "Noteholder"), a security interest in all of the Note Issuer's right, title and interest in and to the Note Collateral. The Note Collateral is described more specifically under "Description of the Notes--Security" in the Prospectus.

INTEREST

  Interest on each Class of the Underlying Notes will accrue from the Series Issuance Date at the rates indicated above (each, a "Note Interest Rate"), in each case payable quarterly on March 25, June 25, September 25 and December 25 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) each year (each, a "Payment Date"), commencing
         , to the persons in whose names the Underlying Notes are registered at the close of business on the related Record Date.

  On each Payment Date, Noteholders of each Class will be entitled to receive an amount equal to one-fourth of the product of (a) the applicable Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Noteholders on such preceding Distribution Date; provided, however, that with respect to the initial Distribution Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to but excluding the following Distribution Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Interest and Principal" in the Prospectus.

PRINCIPAL

  On each Payment Date, each Class of the Underlying Notes will be entitled to receive payments of principal as follows: [TO BE PREPARED AT ISSUANCE]. Principal will be payable at the Corporate Trust Office of the Note Trustee in
the City of        , or at the office or agency of the Note Issuer maintained for such purposes in the Borough of Manhattan, the City of New York.

  The following Expected Amortization Schedule sets forth the expected outstanding percentage of the initial Class Principal Balance for each Class of the Underlying Notes at each Payment Date from the Series Issuance Date to the Scheduled Maturity Date for such Class. In preparing the following table, it has been assumed that (i) the Offered Certificates are purchased on the Series Issuance Date, (ii) payments on the Offered Certificates are made on
the      day of each month, commencing                , 199 , (iii) the
initial Class      Principal Balance is $      and the initial Class
Principal Balance is $      , (iv) all FTA Collections are received in
accordance with the Seller's forecasts, (v) the Note Issuer does not redeem the Underlying Notes and ( ) [other assumptions].

                        EXPECTED AMORTIZATION SCHEDULE

                                               PERCENTAGE OF INITIAL CLASS
                                              PRINCIPAL BALANCE OUTSTANDING
                                         ---------------------------------------
PAYMENT DATE                             CLASS   CLASS   CLASS   CLASS   CLASS
------------                             ------- ------- ------- ------- -------
Initial Percentage......................
        , 199 ..........................
        , 199 ..........................
        , 199 ..........................
        , 199 ..........................
        , 199 ..........................
        , 199 ..........................
[Etc.]

  There can be no assurance that the Class Principal Balances of the Underlying Notes and the related Offered Certificates will be reduced at the rates indicated in the foregoing table, and the actual reductions in such Class Principal Balances may be faster or slower than those indicated in the chart. See "Risk Factors" in the Prospectus for a discussion of various factors which may, individually or in the aggregate, affect the rate of reductions of the Class Principal Balances of the Underlying Notes and the Offered Certificates.

  The entire unpaid principal amount of the Underlying Notes will be due and payable on the date on which a Note Event of Default has occurred and is continuing, if the Note Trustee or holders of a majority in principal amount of the Notes of all Series then outstanding have declared the Underlying Notes to be immediately due and payable. See "Description of the Notes--Note Events of Default; Rights Upon Note Event of Default" in the Prospectus.

OPTIONAL REDEMPTION

  The Note Issuer may redeem, at its option, the Underlying Notes, and accordingly cause the Trust to redeem the Offered Certificates, at any time on or after the Payment Date on which the Outstanding Note Principal Balance has been reduced to five percent of the Original Note Principal Balance. Notice of such redemption will be given by the Note Issuer to each holder of Underlying Notes by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

OVERCOLLATERALIZATION AMOUNT

  In order to enhance the likelihood that distributions on each Class of the Offered Certificates will be made in full by their respective Scheduled Final Distribution Dates, the Financing Order and the Issuance Advice Letter relating to the Offered Certificates permit the recovery of $ through FTA Payments in excess of the amount expected to be required to pay interest on and principal of all outstanding Classes of Offered Certificates and related fees and expenses. Such excess is the Overcollateralization Amount related to the Offered Certificates and will not bear interest. For a further discussion of the Overcollateralization Amount, see "Description of the Notes--Overcollateralization Amount" in the Prospectus.

OTHER CREDIT ENHANCEMENT

  [TO BE PREPARED AT ISSUANCE]

ALLOCATIONS; PAYMENTS

  On each Payment Date, the Note Trustee will at the direction of the Servicer apply all amounts on deposit in the Collection Account with respect to the prior Collection Period in the manner described under "Description of the Notes--Allocations; Payments" in the Prospectus.

  The Certificate Trustee will then apply all amounts paid by the Note Trustee on the related Payment Date with respect to the Underlying Notes in the following priority:

  [TO BE PREPARED AT ISSUANCE]

                    DESCRIPTION OF THE TRANSITION PROPERTY

FINANCING ORDER AND ADVICE LETTERS

  The Financing Order requires the Seller to submit an Issuance Advice Letter to the CPUC with respect to each Series of Certificates issued. The first Issuance Advice Letter [, which was filed in connection with the Offered Certificates,] established the FTA Charge pursuant to which nonbypassable charges will be payable by Customers in an amount sufficient to recover, within the time period specified in the Issuance Advice Letter, the FTA Charge designated in the Issuance Advice Letter based on factors including, but not limited to, the actual electricity usage of each such Customer and the rate of delinquencies and charge-offs. [Subsequent Issuance Advice Letters have
modified the FTA Charge to support the issuance of        additional Series of
Certificates, including the Offered Certificates.]

  The Issuance Advice Letter which was filed in connection with the Offered Certificates establishes the following FTA Charges for each of the periods shown below:

                             RESIDENTIAL CUSTOMERS

                                                                   FTA CHARGE
                                                                  PER KILOWATT
                CALENDAR YEAR                                         HOUR
                -------------                                     ------------

                          SMALL COMMERCIAL CUSTOMERS

                                                                   FTA CHARGE
                                                                  PER KILOWATT
                CALENDAR YEAR                                         HOUR
                -------------                                     ------------

  Initially, the FTA Charge will amount to approximately $     per month for
an average residential customer, and approximately $     per month for an
average small commercial customer. The average monthly bill (excluding local
taxes) during 1996 was $     for an Edison residential customer and $      for
an Edison small commercial customer.

ADJUSTMENTS TO THE FTA CHARGE

  In order to enhance the likelihood that the FTA Collections are neither more nor less than the amount necessary to amortize the Certificates in accordance with the Expected Amortization Schedule, the Servicing Agreement and the Financing Order require the Servicer to seek periodic adjustments to the FTA Charge based on actual FTA Collections and updated assumptions by the Servicer as to, among other factors, electricity usage by Customers and the rate of delinquencies and charge-offs. The date as of which any calculation is performed and which forms the basis for a requested adjustment to the FTA Charge is referred to as a "Calculation Date." The adjustments to the FTA Charge will continue until all interest and principal on all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

  [The following table reflects information regarding the changes to the FTA Charge which have been requested through Advice Letters since the Financing Order was issued:

                       REQUESTED        ADJUSTMENT         RESULTING
                      ADJUSTMENT       TO FTA CHARGE       AGGREGATE
                     TO FTA CHARGE    GRANTED BY CPUC     FTA CHARGE     EFFECTIVE DATE OF
     FILING DATE   PER KILOWATT HOUR PER KILOWATT HOUR PER KILOWATT HOUR    ADJUSTMENT]
     -----------   ----------------- ----------------- ----------------- -----------------

                        [TO BE PREPARED UPON ISSUANCE]

  See "Description of the Transition Property--Adjustments to the FTA Charge."

                   CERTAIN YIELD AND MATURITY CONSIDERATIONS

  The rate of principal distributions on the Offered Certificates, the aggregate amount of each interest distribution on the Offered Certificates and the yield to maturity of the Offered Certificates are related to the amount and timing of FTA Collections.

  In addition, the Note Issuer may, at its option, redeem the Underlying Notes and thus effect the early retirement of the Offered Certificates, on any Distribution Date [(but in no event earlier than the Distribution Date
occurring           )] following the first date on which the outstanding
principal balance of the Underlying Notes (as of any date, the "Outstanding Note Principal Balance") is less than five percent of the Original Note Principal Balance. See "Description of the Certificates--Optional Redemption" herein.

  A higher rate of FTA Collections than anticipated is likely to have an adverse effect on the yield of any Class of Offered Certificates that is purchased at a premium, and a lower rate of FTA Collections than anticipated is likely to have an adverse effect on the yield of any Class of Offered Certificates that is purchased at a discount from its principal amount. The effect on an investor's yield due to FTA Collections occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be offset entirely by a subsequent like reduction (or increase) in the rate of FTA Collections. The weighted average life of the Offered Certificates will also be affected by the amount and timing of defaults by Customers.

  The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of the Offered Certificates will be influenced by, among other factors, the rate at which FTA Collections are received.

                            THE SELLER AND SERVICER

  The following is information which supplements that provided under the heading "The Seller and Servicer" in the Prospectus. For a more complete discussion of the Seller and Servicer, see "The Seller and Servicer" in the Prospectus.

  Southern California Edison Company reported net income of $          on
revenues of $          for the [quarter][year] ended         , 199 , as
compared with net income of $          on revenues of $          for the
[quarter][year] ended         , 199 .

                                   SERVICING

GENERAL

  The Servicer, as agent for the Note Issuer, will manage, service and administer, and make collections in respect of, the Transition Property pursuant to the Servicing Agreement between the Servicer and the Note Issuer. For a detailed discussion of the Servicer's procedures, the manner in which payments from Customers are remitted to the Collection Account, and related matters, see "Servicing" in the Prospectus.

NO SERVICER ADVANCES

  The Servicer will not make any advances of interest or principal on the Underlying Notes.

SERVICING COMPENSATION

  The Servicer will be entitled to receive the Servicing Fee for each
Collection Period, in an amount equal to the sum of     percent per annum of
the Original Note Principal Balance, together with net investment income on the FTA Collections prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers related to the Offered Certificates. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent funds are available therefor as described under "Description of the Notes--Allocations; Payments" herein. The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Underlying Notes.

AGGREGATORS AND ALTERNATIVE ENERGY SUPPLIERS

  As part of the deregulation of the California electric industry described in the Prospectus, there will be an unbundling of generation, transmission, distribution and billing services. A recent decision of the CPUC allows alternative energy service providers ("ESPs") to elect to present a consolidated bill to their retail customers, including the FTA Charge. Any ESP who elects consolidated billing will be responsible for paying the Servicer monthly amounts payable by customers of the ESP, including monthly FTA Payments. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to Edison, as Servicer, which may result in delays in distributions to Certificateholders.

  The Financing Order provides that the CPUC will not approve or require any third party to act as a servicer of the Transition Property if the ratings on the Certificates will be reduced as a result.

STATEMENTS BY SERVICER

  For each Remittance Date and each Distribution Date, the Servicer will provide the statements and reports described under "Servicing--Statements by Servicer" in the Prospectus.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or
Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

  Subject to the considerations described below, the Offered Certificates are eligible for purchase with Plan Assets or any Plan.

  ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transaction rules generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

  Any fiduciary or other Plan investor considering whether to purchase the Offered Certificates of any Class on behalf of or with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of Edison, the Certificate Trustee, the Underwriters or their respective affiliates may be deemed to be benefiting from the issuance of the Offered Certificates and is a Party in Interest with respect to the investing Plan. In particular, the Offered Certificates may not be purchased with Plan Assets of any Plan if any of Edison, the Certificate Trustee, the Underwriters or their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser of the Offered Certificates will be deemed to have represented and warranted that its purchase of the Offered Certificates or any interest therein does not violate the foregoing limitations.

PLAN ASSET REGULATION

  Because the Offered Certificates are likely to be treated as "equity interests" in the Trust under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DOL"), which provides that beneficial interests in a trust are equity interests, purchasing the Offered Certificates with Plan Assets may cause the assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. A violation of the prohibited transaction rules could occur if the Offered Certificates are purchased with Plan Assets of any Plan and any of Edison, the Certificate Trustee, the

Underwriters or their respective affiliates is a Party in Interest with respect to such Plan, unless a statutory or administrative exemption is available or an exception applies under the Plan Asset Regulation. However, the possibility that prohibited transactions may occur by reason of the operation of the Trust is substantially less than in other pass-through trusts because each Class of Offered Certificates represents an interest in the corresponding Class of Underlying Notes and only minimal administrative activity is expected to occur at the Trust level. Moreover, an exception may apply under the Plan Asset Regulation with respect to Class [ ] Offered Certificates offered hereby.

  Before purchasing any Class of Offered Certificates of this Series, including the Class [ ] Offered Certificates, a fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of any such relationship between the investing Plan and any of Edison, the Certificate Trustee, the Underwriters or their respective affiliates and consult its legal advisors regarding the purchase in light of the considerations described herein and in the Prospectus. The DOL has issued six class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates, i.e., DOL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), and 75-1 (Part III) (Class Exemption for Certain Underwriting Transactions). A purchaser of the Offered Certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions, particularly if the "publicly-offered securities" exception is not available under the Plan Asset Regulation.

CONCLUSION

  In light of the foregoing, fiduciaries or other Plan investors considering whether to purchase the Offered Certificates with Plan Assets of any Plan should consult their own legal advisors regarding whether the Trust assets would be considered Plan Assets of Plan investors, the consequences that would apply if the Trust's assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the Offered Certificates. Among other factors, such persons should consider whether the investment (a) satisfies the diversification requirement of ERISA or other applicable law, (b) is in accordance with the Plan's governing instruments, and (c) is prudent in light of the "Risk Factors" and other factors discussed herein and in the Prospectus.

  For further information see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below (the
"Underwriters"), and each of the Underwriters, for whom               are
acting as representatives, has severally agreed to purchase, the respective principal amounts of the Offered Certificates set forth opposite its name below.

                                                                     PRINCIPAL
                                                                     AMOUNT OF
     NAME                                                           CERTIFICATES
     ----                                                           ------------
     [Underwriter]................................................. $
     [Underwriter].................................................
     [Underwriter].................................................
                                                                    -----------
       Total....................................................... $
                                                                    ===========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Offered Certificates offered hereby, if any are taken.

  The Underwriters propose to offer the Offered Certificates in part directly to retail purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession not in excess of       percent of the
principal amount of the Offered Certificates. The Underwriters may allow and
such dealers may reallow a concession not in excess of       percent of the
principal amount of the Offered Certificates to certain brokers and dealers. After the Offered Certificates are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Offered Certificates are a new issue of securities with no established trading market. [The Certificates will not be listed on any securities exchange.] The Trust has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

  The Note Issuer and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                    RATINGS

  It is a condition of issuance of the Offered Certificates that the Class
     Certificates be rated "    " by        , "    " by         and "    " by
        (each of        ,          and          , a "Rating Agency") and that
the Class       Certificates be rated "    " by        , "    " by         and
"    " by        .

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Offered Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Certificates upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Certificates is revised or withdrawn, the liquidity of such Class of Offered Certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of FTA Payments.

                                 LEGAL MATTERS

  Certain legal matters relating to the Underlying Notes and certain federal income tax consequences of the issuance of the Underlying Notes will be passed upon by Latham & Watkins, Los Angeles, California, counsel to the Seller and the Note Issuer. Certain legal matters relating to the Offered Certificates and certain federal income tax consequences of the issuance of the Offered Certificates will be passed upon by Brown & Wood LLP, counsel to the Trust. Certain legal matters relating to the Offered Certificates will be passed upon by Cravath, Swaine & Moore, New York, New York, counsel to the Underwriters.

                        INDEX OF PRINCIPAL DEFINITIONS

  Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal Definitions" in the Prospectus.

                                                                      PAGE
                                                                --------------
Book-Entry Certificates........................................             S-
Calculation Date...............................................             S-
Cede...........................................................             S-
Certificate Interest Rate......................................             S-
Certificate Trustee............................................             S-
Certificateholders.............................................             S-
Certificates...................................................             S-
Class..........................................................       S-  , S-
Class Principal Balance........................................             S-
CPUC...........................................................             S-
Distribution Date.............................................. S-  , S-  , S-
DTC............................................................       S-  , S-
Edison.........................................................             S-
Exchange Act...................................................             S-
Infrastructure Bank............................................             S-
Note Issuer....................................................       S-  , S-
Note Trustee...................................................             S-
Noteholder.....................................................             S-
Notes..........................................................             S-
Offered Certificates...........................................       S-  , S-
Original Certificate Principal Balance.........................             S-
Original Note Principal Balance................................             S-
Outstanding Note Principal Balance.............................             S-
Payment Date...................................................       S-  , S-
Rating Agency..................................................       S-  , S-
Record Date....................................................             S-
Seller.........................................................             S-
Series Issuance Date...........................................             S-
Servicer.......................................................             S-
Servicing Fee..................................................             S-
Statute........................................................             S-
Trust..........................................................             S-
Underlying Notes............................................... S-  , S-  , S-
Underwriters...................................................             S-
Utilities......................................................             S-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE NOTE ISSUER, THE TRUST, THE INFRASTRUCTURE BANK, THE UNDERWRITERS OR ANY DEALER, SALESPERSON OR OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Reports to Holders.........................................................  S-
Forward-Looking Statements.................................................  S-
Transaction Overview.......................................................  S-
Prospectus Supplement Summary..............................................  S-
Description of the Certificates............................................ S-
Description of the Notes................................................... S-
Description of the Transition Property..................................... S-
Certain Yield and Maturity Considerations.................................. S-
The Seller and Servicer.................................................... S-
Servicing.................................................................. S-
ERISA Considerations....................................................... S-
Underwriting............................................................... S-
Ratings.................................................................... S-
Legal Matters.............................................................. S-
Index of Principal Definitions............................................. S-
                                PROSPECTUS
Available Information......................................................    3
Reports to Holders.........................................................    3
Incorporation of Certain Documents by Reference............................    4
Forward-Looking Statements.................................................    4
Table of Contents..........................................................    5
Transaction Overview.......................................................    7
Prospectus Summary.........................................................    8
Risk Factors...............................................................   18
Energy Deregulation and New California Market Structure....................   24
Description of the Transition Property.....................................   24
Certain Yield and Maturity Considerations..................................   28
The Trust..................................................................   29
The Infrastructure Bank....................................................   29
The Note Issuer............................................................   30
The Seller and Servicer....................................................   30
Servicing..................................................................   33
Description of the Notes...................................................   38
Description of the Certificates............................................   46
Federal Income Tax Consequences............................................   56
State and Local Taxation...................................................   59
ERISA Considerations.......................................................   59
Use of Proceeds............................................................   60
Plan of Distribution.......................................................   60
Ratings....................................................................   61
Legal Matters..............................................................   61
Index of Principal Definitions.............................................   62

  UNTIL     (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL
DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  CALIFORNIA
                              INFRASTRUCTURE AND
                             ECONOMIC DEVELOPMENT
                             BANK SPECIAL PURPOSE
                                  TRUST SCE-1
                        $                (APPROXIMATE)

                          RATE REDUCTION CERTIFICATES

                                SERIES 199 -

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                           [NAME OF UNDERWRITER(S)]

                                        , 199


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE        +
+SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF SUCH JURISDICTION.                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                     SUBJECT TO COMPLETION DATED     , 1997

PROSPECTUS

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                          SPECIAL PURPOSE TRUST SCE-1
                          RATE REDUCTION CERTIFICATES
                               ISSUABLE IN SERIES

                                  -----------

                                SCE FUNDING LLC
                             (ISSUER OF THE NOTES)

                                  -----------

                       SOUTHERN CALIFORNIA EDISON COMPANY
                             (SELLER AND SERVICER)

  The California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 Rate Reduction Certificates (the "Certificates") offered hereby may be sold from time to time in series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), as described in the related Prospectus Supplement. Each Series of Certificates will be issued by the California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 (the "Trust") established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank").

  The assets of the Trust will consist solely of the SCE Funding LLC Notes (the "Notes") issued by SCE Funding LLC, a Delaware special purpose limited liability company (the "Note Issuer"), and the proceeds thereof. The sole member of the Note Issuer is Southern California Edison Company, a California corporation ("Edison"). The Notes will be secured primarily by the Transition Property, as described under "Prospectus Summary--FTA Charge/Transition Property" and "Description of the Transition Property" herein.

  Edison will sell the Transition Property (in such capacity, the "Seller") to the Note Issuer pursuant to the Transition Property Purchase and Sale Agreement between the Seller and the Note Issuer. See "Description of the Transition Property--Sale and Assignment of Transition Property" herein. The Seller will also service the Transition Property (in its capacity as servicer, the "Servicer") pursuant to the Transition Property Servicing Agreement between the Servicer and the Note Issuer. See "Servicing" herein.
                                                   (Continued on following page)

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 18 HEREIN.

THE TRANSITION PROPERTY  OWNED BY THE NOTE  ISSUER AND ANY OTHER  ASSETS OF THE
NOTE ISSUER WILL BE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. PAYMENTS ON THE NOTES RECEIVED BY THE TRUST ARE THE SOLE SOURCE OF DISTRIBUTIONS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK, ANY OTHER GOVERNMENTAL
  AGENCY OR INSTRUMENTALITY OR THE SELLER OR ANY OF ITS AFFILIATES. NONE OF THE CERTIFICATES, THE NOTES OR THE UNDERLYING TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY THE STATE OF CALIFORNIA, THE INFRASTRUCTURE BANK,
   THE TRUST OR ANY  OTHER GOVERNMENTAL AGENCY OR  INSTRUMENTALITY OR BY THE
   SELLER  OR   ITS  AFFILIATES.  NONE  OF  SUCH   ENTITIES  WILL  HAVE  ANY
   OBLIGATIONS  IN RESPECT OF THE CERTIFICATES, THE NOTES  OR THE TRANSITION
    PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

NEITHER  THE FULL  FAITH  AND CREDIT  NOR  THE  TAXING POWER  OF  THE STATE  OF
 CALIFORNIA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, PURCHASE PRICE
  OF, OR INTEREST ON, THE CERTIFICATES OR THE NOTES, OR TO THE PAYMENTS IN RESPECT OF THE TRANSITION PROPERTY, NOR IS THE STATE OF CALIFORNIA OR ANY
   POLITICAL SUBDIVISION OR AGENCY OR INSTRUMENTALITY THEREOF IN ANY MANNER OBLIGATED TO MAKE ANY APPROPRIATION FOR THE PAYMENT THEREOF.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

  Prospective investors should refer to the "Index of Principal Definitions" herein for the location of the definitions of capitalized terms that appear in this Prospectus.

      , 1997

(Continued from previous page)

  The Note Issuer will issue Notes from time to time in series to the Trust, and the Trust will issue to investors separate Series of Certificates from time to time upon terms determined at the time of sale and described in the related Prospectus Supplement. Each Series of Notes (each, a "Series") may be issuable in one or more classes (each, a "Class"). A Series may include Classes which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest or both or otherwise. The Note Issuer generally will use all payments made with respect to Transition Property to pay certain expenses described herein, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the related Prospectus Supplement. All principal not previously paid, if any, on any Note is due and payable on the Final Maturity Date of such Note. Each Class of Certificates will correspond to a Class of Notes and will represent undivided interests in such underlying Class of Notes and the proceeds thereof. As such, each Class of Certificates will entitle the holders thereof to receive the payments received by the Trust in respect of the corresponding Class of Notes. The funds received by the Trust from the payments on each Class of Notes will be the only source of distributions on the Certificates of the corresponding Class. While the specific terms of any Series of Certificates (and the Classes, if any, thereof) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

  Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Series of Certificates will develop or, if one does develop, that it will continue. It is not anticipated that any of the Certificates will be listed on any securities exchange.

  No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller, the Note Issuer, the Trust, the Infrastructure Bank or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

  UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

  The Note Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates and the Notes. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov.

  The Note Issuer will file with the Commission such periodic reports with respect to each Series of Certificates as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. The Note Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Certificates of any Series if there are fewer than 300 holders of such Certificates.

                              REPORTS TO HOLDERS

  Unless and until the Certificates are no longer issued in book-entry form, the Servicer will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates and, upon request, to Participants of DTC, periodic reports concerning the Certificates. See "Description of the Certificates--Reports to Certificateholders" herein. Such reports may be made available to the holders of interests in the Certificates (the "Certificateholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Certificateholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Note Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Note Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Note Issuer at 2244 Walnut Grove Avenue, Room 180, Rosemead, CA 91770 or by telephone at (626) 302-1850.

                          FORWARD-LOOKING STATEMENTS

  IF AND WHEN INCLUDED IN THIS PROSPECTUS AND ANY RELATED "PROSPECTUS SUMMARY," PROSPECTUS SUPPLEMENT OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS AS DEFINED IN THE SECURITIES ACT. ANY SUCH STATEMENTS, WHICH MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINED IN "PROSPECTUS SUMMARY," "RISK FACTORS," "DESCRIPTION OF THE TRANSITION PROPERTY," "CERTAIN YIELD AND MATURITY CONSIDERATIONS," "THE SELLER AND SERVICER" AND "SERVICING" HEREIN AND IN SECTIONS INDICATED IN THE RELATED PROSPECTUS SUPPLEMENT, INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, LITIGATION AND VARIOUS OTHER EVENTS, CONDITIONS AND CIRCUMSTANCES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE NOTE ISSUER, THE TRUST, THE SERVICER, THE SELLER, THE NOTE TRUSTEE, THE DELAWARE TRUSTEE, THE CERTIFICATE TRUSTEE AND THE INFRASTRUCTURE BANK. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THE NOTE ISSUER AND THE TRUST EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT TO REFLECT ANY CHANGE IN THE NOTE ISSUER'S OR THE TRUST'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
TRANSACTION OVERVIEW.......................................................   7
PROSPECTUS SUMMARY.........................................................   8
RISK FACTORS...............................................................  18
  Transition Property......................................................  18
  Servicing................................................................  19
  Risks Related to the Electric Industry Generally.........................  20
  Bankruptcy; Creditors' Rights............................................  20
  The Certificates.........................................................  22
ENERGY DEREGULATION AND NEW CALIFORNIA MARKET STRUCTURE....................  24
DESCRIPTION OF THE TRANSITION PROPERTY.....................................  24
  General..................................................................  24
  Financing Order and Advice Letters.......................................  25
  Transition Property......................................................  26
  Nonbypassable FTA Charge.................................................  26
  Adjustments to the FTA Charge............................................  26
  Sale and Assignment of Transition Property...............................  27
  Seller Representations and Warranties....................................  28
CERTAIN YIELD AND MATURITY CONSIDERATIONS..................................  28
THE TRUST..................................................................  29
THE INFRASTRUCTURE BANK....................................................  29
THE NOTE ISSUER............................................................  30
THE SELLER AND SERVICER....................................................  30
  General..................................................................  30
  Edison Customer Base and Electric Energy Consumption.....................  30
  Forecasting Consumption..................................................  31
  Forecast Variance........................................................  31
  Credit Policy; Billing; Collections; Restoration of Service..............  31
  Delinquency and Loss Experience..........................................  33
  Revenue..................................................................  33
SERVICING..................................................................  33
  Servicing Procedures.....................................................  33
  Servicing Standards and Covenants........................................  34
  Remittances to Collection Account........................................  34
  No Servicer Advances.....................................................  35
  Servicing Compensation...................................................  35
  Aggregators and Other Suppliers..........................................  35
  Servicer Representations and Warranties..................................  35
  Statements by Servicer...................................................  36
  Evidence as to Compliance................................................  36
  Certain Matters Regarding the Servicer...................................  36
  Servicer Defaults........................................................  37
  Rights Upon Servicer Default.............................................  37
  Waiver of Past Defaults..................................................  38
  Amendment................................................................  38
  Termination..............................................................  38

                                                                            PAGE
                                                                            ----
DESCRIPTION OF THE NOTES...................................................  38
  General..................................................................  38
  Security.................................................................  39
  Interest and Principal...................................................  39
  Optional Redemption......................................................  39
  Overcollateralization Amount.............................................  40
  Other Credit Enhancement.................................................  40
  Collection Account.......................................................  41
  Allocations; Payments....................................................  41
  Actions by Noteholders...................................................  42
  Note Events of Default; Rights Upon Note Event of Default................  43
  Certain Covenants of the Note Issuer.....................................  44
  Reports to Noteholders...................................................  46
  Annual Compliance Statement..............................................  46
DESCRIPTION OF THE CERTIFICATES............................................  46
  General..................................................................  46
  Payments and Distributions...............................................  47
  Voting of the Notes......................................................  48
  Events of Default........................................................  48
  Optional Redemption......................................................  50
  Reports to Certificateholders............................................  50
  Amendments...............................................................  50
  List of Certificateholders...............................................  51
  Registration and Transfer of the Certificates............................  51
  Book-Entry Registration..................................................  51
  Definitive Certificates..................................................  54
  Conditions of Issuance of Additional Series..............................  55
FEDERAL INCOME TAX CONSEQUENCES............................................  56
  General..................................................................  56
  Treatment of the Certificates as Debt....................................  56
  Taxation of Interest Income of U.S. Certificateholders...................  57
  Sale or Exchange of Certificates.........................................  57
  Non-U.S. Certificateholders..............................................  58
  Information Reporting and Backup Withholding.............................  58
STATE AND LOCAL TAXATION...................................................  59
  California Taxation......................................................  59
  Other States.............................................................  59
ERISA CONSIDERATIONS.......................................................  59
USE OF PROCEEDS............................................................  60
PLAN OF DISTRIBUTION.......................................................  60
RATINGS....................................................................  61
LEGAL MATTERS..............................................................  61
INDEX OF PRINCIPAL DEFINITIONS.............................................  62

                             TRANSACTION OVERVIEW

  The following summary is qualified by reference to the detailed information appearing elsewhere herein and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Series of Certificates.

  Certificates. The Certificates of each Class represent an undivided interest in the related Class of Notes and the proceeds thereof. The Trust's assets are comprised of the Notes issued by the Note Issuer. The Notes are secured by the
Note Issuer's right to receive payments made in respect of certain nonbypassable charges included in the regular utility bills of residential and small commercial consumers located in the historical service territory of the Seller. These charges are designed to be sufficient to pay principal and interest on the Certificates, all related fees and expenses and the Overcollateralization Amount described herein. These charges will be subject to adjustment over the term of each Series of Certificates to enhance the likelihood of timely recovery of such amounts.

  Statutory Background. The nonbypassable charges were authorized by the State of California pursuant to Assembly Bill 1890, Chapter 854, California Statutes of 1996 (as amended, the "Statute"), which permits the California investor-owned utilities (collectively, the "Utilities"), including Edison, to finance the recovery of a portion of their respective "Transition Costs" through the issuance of the Certificates, in conjunction with a reduction in electricity rates for residential and small commercial customers. Transition Costs generally consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith.

  Trust. The Trust is being established by the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee. The assets of the Trust consist of the Notes, which are secured primarily by the Transition Property. The Certificates of any Class will be issued by the Trust and sold to underwriters named in the related Prospectus Supplement by the Trust. The Notes will be issued to the Trust by the Note Issuer in exchange for the proceeds of the sale of the Certificates. The Seller will sell the Transition Property to the
Note Issuer in exchange for the proceeds of the Notes. The Transition Property sold to the Note Issuer in connection with any Series of Certificates is a separate property right created upon the entry of the Financing Order by the CPUC and effectiveness of the related Issuance Advice Letter. A schematic of the structure of the transaction is shown below.

                  [CHART DESCRIBES STRUCTURE OF TRANSACTION]

                               PROSPECTUS SUMMARY

  The following Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus Summary have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions included in this Prospectus sets forth the pages on which the definitions of certain principal terms appear.

Seller and Servicer.........  Southern California Edison Company, a California
                              corporation ("Edison"). Edison will sell the Transition Property (in its capacity as seller, the "Seller") to SCE Funding LLC, a Delaware limited liability company of which the Seller is the sole member (the "Note Issuer"), pursuant to a Transition Property Purchase and Sale Agreement between the Seller and the Note Issuer (the "Sale Agreement"). Edison is a public utility primarily engaged in the business of supplying electric energy to customers in an approximately 50,000 square-mile area of central and southern California, excluding the City of Los Angeles and certain other cities.

                              The Seller will also act as the servicer of the Transition Property (in its capacity as servicer, the "Servicer") pursuant to a Transition Property Servicing Agreement between the Note Issuer and the Servicer (the "Servicing Agreement").

                              See "The Seller and Servicer" herein.

Issuer of Certificates......  A trust entitled "California Infrastructure and
                              Economic Development Bank Special Purpose Trust SCE-1" (the "Trust") to be established by the California Infrastructure and Economic Development Bank (the "Infrastructure Bank"). The Trust will be governed by an amended and restated Declaration and Agreement of Trust among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee (the "Trust Agreement"). The Certificateholders will be the beneficiaries of the Trust upon the issuance of the Certificates. See "The Trust" herein.

Infrastructure Bank.........  A public body established within the state government of the State of California. Under the Statute, the Infrastructure Bank must approve the issuance of Certificates by the Trust. See "The Infrastructure Bank" herein.

Certificate Trustee.........  The entity named as co-trustee under the Trust
                              Agreement as set forth in each Prospectus
                              Supplement (the "Certificate Trustee").

Delaware Trustee............  The Delaware entity named as co-trustee under the
                              Trust Agreement as set forth in each Prospectus Supplement (the "Delaware Trustee").

The Certificates............  The California Infrastructure and Economic
                              Development Bank Special Purpose Trust SCE-1 Rate Reduction Certificates (the "Certificates"), issuable in Series. The Certificates will be issuable under the terms of the Trust Agreement. The Certificates of each Series will represent an undivided interest in the related Series of

                              Notes and the proceeds thereof. The Certificates are entitled to all of the benefits accorded to "rate reduction bonds" by the Statute.

                              The Certificates may be issued in one or more series (each, a "Series"), and the Certificates of each Series may be issued in one or more classes (each, a "Class"). Each Class of Certificates will correspond to a Class of Notes. Each Class of Certificates will entitle the holders thereof to receive the payments received by the Trust in respect of the corresponding Class of Notes. The funds received by the Trust from the payments on each Class of Notes will be the only source of distributions on the Certificates of the corresponding Class. Each Note will be secured by the Transition Property and the other Note Collateral.

                              A Series may include two or more Classes of Certificates which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest or both or otherwise.

                              While the specific terms of any Series of Certificates (and the Classes thereof, if any) in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                              The assets of the Trust will be allocated among the Certificateholders of each Series of Certificates issued by the Trust in the manner described herein. If a Series includes two or more Classes of Certificates, the assets of the Trust allocable to the Certificates of such Series will be further allocated among each Class in such Series in the manner described in the Prospectus Supplement.

                              All Certificates of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of two or more Classes, in which case all Certificates of the same Class will be identical in all respects except for the denominations thereof.

                              So long as any Certificates are outstanding, the Certificateholders will direct the Certificate Trustee, as sole Noteholder, as to matters in which the Noteholders are permitted or required to take action; provided, however, that the Certificate Trustee will be permitted to take certain actions specified in the Trust Agreement without the direction of the Certificateholders. See "Description of the Notes--Actions by Noteholders" herein.

                              None of the Certificates, the Notes issued by the
                              Note Issuer (the "Notes") or the underlying
                              Transition Property will be guaranteed or insured by any governmental agency or instrumentality or by the Seller or any of its affiliates. Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of principal of or interest on the Certificates or the Notes or to the payments in respect of the Transition Property.

                              See "Description of the Certificates" and "Description of the Notes" herein.

Note Issuer.................
                              SCE Funding LLC, a Delaware special purpose limited liability company whose single member is Edison. The assets of the Note Issuer will consist of the Transition Property and a limited amount of capital contributed by Edison. The Note Issuer will either lend the contributed capital to an affiliate of Edison in exchange for an affiliate demand note or invest such contributed capital in financial instruments that can be converted to cash no later than the next scheduled Payment Date.

                              The principal executive office of the Note Issuer is located at 2244 Walnut Grove Avenue, Room 180, Rosemead, CA 91770, and its telephone number is
                              (626) 302-1850.

The Notes...................  The Notes of each Series and Class issued by the
                              Note Issuer will be in an initial aggregate principal amount equal to the initial aggregate principal amount of the related Series and Class of Certificates, and the Notes of each Series and Class will bear interest at an interest rate equal to the interest rate of the related Series and Class of Certificates.

                              The Note Issuer will use all collections received with respect to the Transition Property (FTA Collections, as more specifically defined below) to pay certain expenses described herein, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described herein and in the Prospectus Supplement, until each outstanding Series and Class of Notes is retired. All principal not previously paid, if any, on a Note is due and payable on the Final Maturity Date of such Note, which will correspond with the Termination Date of the related Class of Certificates.

                              Each Series of Notes represents a non-recourse obligation of the Note Issuer, and will be secured only by Transition Property owned by the
                              Note Issuer, together with the other Note
                              Collateral.

                              See "Description of the Notes" herein.

Note Trustee................  The entity named as trustee under the Indenture as set forth in each Prospectus Supplement.

FTA Charge/Transition
 Property...................  In connection with the restructuring of the electric utility industry in California to facilitate increased competition among providers of electricity, Sections 367 and 369 of the California Public Utilities Code (the "PU Code") provide the Seller, as well as the other Utilities providing electricity to consumers in California, with an opportunity to recover certain costs. These costs, commonly known as stranded costs and referred to herein as "Transition Costs," consist generally of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith.

                              Under Section 840 of the PU Code, the Seller has obtained from the CPUC a Financing Order (the "Financing Order") designating the amount of the Seller's Transition Costs to be financed, along with the costs of providing, recovering, financing or refinancing the Transition Costs, including the costs of issuing, servicing and retiring the Certificates. In order to enable the Seller to recover these amounts, the CPUC will authorize, in the Financing Order, the establishment of a nonbypassable, usage-based, per kilowatt hour charge (the "FTA Charge"). The FTA Charge will be payable by existing and future residential and small commercial consumers of electricity in the service territory in which the Seller provided electricity services as of December 20, 1995 (the "Customers").

                              The FTA Charge will be calculated from time to time to generate projected revenues sufficient to provide for the amortization of each Series of Certificates in accordance with the related Expected Amortization Schedule, together with the overcollateralization amounts described herein and fees and expenses related to the issuance and servicing of the Certificates. Calculation of the FTA Charge is based on certain assumptions, including but not limited to projected usage of electricity by Customers and expected delinquencies and charge-offs. The FTA Charge specifically identifies, for each class of Customers, a charge that will be assessed on behalf of the Note Issuer to each Customer based on such Customer's consumption of electricity. Such amounts will be collected by the Servicer as part of its normal collection activities and will be deposited into the Collection Account under the terms of the Note Indenture on each Remittance Date (as defined herein).

                              The Financing Order requires a notification letter (each, an "Issuance Advice Letter") to be submitted to the CPUC prior to the issuance of each Series of Certificates. The first Issuance Advice Letter will establish the initial FTA Charge. Subsequent Issuance Advice Letters may modify the FTA Charge to support the issuance of additional Series of Certificates. The Issuance Advice Letters and the True-Up Mechanism Advice Letters (as defined herein) are collectively referred to as "Advice Letters."

                              The right to collect payments made by residential and small commercial consumers of electricity based on the FTA Charge (such payments being the "FTA Payments") gives rise to a separate property right under California law and is referred to herein generally as the "Transition Property." FTA Payments received by the Servicer to be remitted to the Collection Account are referred to generally herein as the "FTA Collections." "Transition Property" is defined more specifically in Section 840(g) of the PU Code as the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charge, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charge as provided in the PU Code.

Adjustments to FTA Charge...  In order to enhance the likelihood that the actual FTA Collections are neither more nor less than the amount scheduled to amortize the Certificates in accordance with the Expected Amortization Schedules, the Servicing Agreement requires the Servicer to seek, and the Statute and the Financing Order require the CPUC to approve, periodic adjustments to the FTA Charge based on actual distributions on the Certificates and updated assumptions by the Servicer as to, among other factors, projected usage of electricity by Customers and expected delinquencies and charge-offs. Each Advice Letter relating to an adjustment to the FTA Charge is referred to as a "True-Up Mechanism Advice Letter." The adjustments to the FTA Charge will continue until all interest on and principal of all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

                              The Servicer will file a routine True-Up
                              Mechanism Advice Letter annually, requesting modifications to the FTA Charge. Calculations of appropriate modifications to the FTA Charge will be made based on the Base Calculation Model, with certain exceptions. The Servicer will also file a routine True-Up Mechanism Advice Letter quarterly, if actual payments on any Series of Notes cause the outstanding principal balance of the related Series of Certificates to vary from the related Expected Amortization Schedule as of any Distribution Date by more than an amount to be specified in the related Prospectus Supplement. The Servicer may also file a non-routine True-Up Mechanism Advice Letter as often as quarterly, to revise the Base Calculation Model or True-Up Mechanism Calculation Model, if either of such models no longer accurately forecasts required collections.

                              See "Description of the Transition Property-- Adjustments to the FTA Charge" herein.

Customers...................  The Customers consist of residential and small commercial consumers of electricity in the service territory in which the Seller provided electricity services as of December 20, 1995. The primary source of payments on the Certificates will be amounts collected from the Customers. Of amounts collected from the Customers, only the portion of amounts collected attributable to the FTA Charge, as adjusted from time to time, will be available for distributions on the Certificates.

Distribution and Payment
 Dates......................  Unless otherwise specified in the related
                              Prospectus Supplement, each March 25, June 25, September 25 and December 25 (or, if any such date is not a Certificate Business Day, the next succeeding Certificate Business Day) following the Closing Date for a Series of Certificates, the quarterly dates on which distributions will be made to specified holders of Certificates of such Series (each, a "Distribution Date"). Each Distribution Date with respect to the Certificates will also be a date on which payments are made with respect to the Notes (each, a "Payment Date").

Record Dates................  With respect to any Distribution Date, the last day of the preceding calendar month (each, a "Record Date").

Final Distribution and
 Termination Dates..........  For each Class of Certificates, the related
                              Prospectus Supplement will specify a Scheduled Final Distribution Date and a Termination Date. The "Scheduled Final Distribution Date" will be the date when all principal and interest on the related Class of Certificates is expected to be distributed in full, based on various assumptions described herein. Failure to pay principal of and interest on any Class of Certificates in full by the "Termination Date," which will be a date specified in the related Prospectus Supplement after the related Scheduled Final Distribution Date, shall constitute an Event of Default and the Certificate Trustee may, and upon the written direction of the holders of a majority in principal amount of all Certificates of all Series then outstanding shall, declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. The Scheduled Final Distribution Date and the Termination Date for any Class of Certificates will coincide with the Scheduled Maturity Date and Final Maturity Date, respectively, for the related Class of Notes. See "Description of the Certificates--Events of Default" and "Ratings" herein.

Issuance of New Series......  The Trust is authorized to issue new Series of
                              Certificates from time to time. See "Description of the Transition Property--Financing Order and Advice Letters." A new Series may be issued only upon satisfaction of the conditions described under "Description of the Certificates-- Conditions of Issuance of Additional Series" herein. Since each Series of Certificates will be secured by the Transition Property, a Certificate Event of Default with respect to one Series of Certificates (or one or more Classes thereof) may adversely affect other outstanding Classes or Series of Certificates.

Interest....................  Unless otherwise specified in the related
                              Prospectus Supplement, interest on each Class of Certificates will accrue and be distributable in arrears at the interest rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable interest rate will be distributed, to the extent monies are available therefor, on each Distribution Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, to the extent of payments received with respect to the related Class of Notes on the Payment Date for the Notes occurring on the same day as such Distribution Date. Note Events of Default will include failure to make any payment of interest within five days after the Payment Date on which such payment is due.

Principal...................  Principal of each Class of Certificates will be distributed to the Certificateholders of such Class in the amounts and on the Distribution Dates specified in the related Prospectus Supplement, but only to the extent FTA Collections not applied to the payment of certain fees and expenses or to the distribution of interest on the Certificates are available therefor. See "Description of the Notes--Allocations; Payments" and "Description of the Certificates--Payments and Distributions" herein. The related Prospectus Supplement will set forth a schedule of the expected amortization of principal of the related Series of Certificates and, if applicable, the Classes thereof (for any Series or Class, the "Expected Amortization Schedule"). However, principal of any Series or Class of Certificates may be distributed earlier or later than reflected in the related Expected Amortization Schedule, as described herein and in the related Prospectus Supplement. See "Risk Factors" and "Yield and Maturity Considerations" herein.

                              If an event of default under the Trust Agreement (a "Certificate Event of Default") has occurred and is continuing with respect to any Series or Class of Certificates, the Certificate Trustee may and, upon the written direction of the holders of a majority in principal amount of all Series of Certificates then outstanding shall, declare the unpaid principal amount of all the Notes of all Series then outstanding to be due and payable. A Certificate Event of Default is defined as the occurrence and continuance of an Event of Default under the Notes (a "Note Event of Default," and together with a Certificate Event of Default, an "Event of Default"). See "Description of the Certificates--Events of Default" herein.

Optional Redemption.........  The Note Issuer may redeem any Class of Notes relating to a Class of Certificates, and accordingly cause the Trust to redeem the related Class of Certificates, to the extent and in the manner specified in the related Prospectus Supplement. See "Description of the
                              Certificates--Optional Redemption" herein.

Overcollateralization.......  In order to enhance the likelihood that distributions on each Series of the Certificates will be made in full by their respective Scheduled Final Distribution Dates, the Financing Order permits the Servicer to set the FTA Charge at a level that will produce FTA Collections in an amount that exceeds the amount expected to be required to make all distributions on the related Series of Certificates in a timely manner and to pay all related fees and expenses. The amount of such excess will be specified in the related Prospectus Supplement. See "Description of the Notes--Overcollateralization Amount" herein.

Other Credit Enhancement....  In addition to overcollateralization, other types of credit enhancement may be provided with respect to one or more Series or Classes of Notes. Credit enhancement may be provided in one or more forms including, but not limited to, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits, surety bonds, insurance policies, subordination and reserve funds. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Notes--Other Credit Enhancement" herein.

Collections; Allocations;
 Distributions..............  Except as otherwise specified herein or in any
                              Prospectus Supplement, on the twentieth calendar day of each calendar month (or, if such day is not a Servicer Business Day, the following Servicer Business Day), the Servicer will remit to the Collection Account the Estimated FTA Collections with respect to the prior Collection Period (as defined herein), increased or reduced as described herein under "Servicing--Remittances to Collection Account." A "Collection Period" is a period created by dividing the calendar year into twelve consecutive periods of 21 Servicer Business Days each. Any day other than a Saturday, a Sunday or a day on which the Servicer's offices are not open for business is a "Servicer Business Day."

                              On each Distribution Date, amounts in the Collection Account will be allocated to the following (in the priority indicated): (1) all amounts owed by the Note Issuer or the Trust to the Note Trustee, the Delaware Trustee and the Certificate Trustee will be paid to such persons;
                              (2) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods will be paid to the Servicer; (3) the Quarterly Administration Fee payable under the Administrative Services Agreement between the Note Issuer and Edison, as administrator (the "Administrator"), and all unpaid Quarterly Administration Fees from prior Distribution Dates will be paid to the Administrator; (4) so long as no Event of Default has occurred or would be caused by such payment, all other fees, costs, expenses and indemnities of the Note Issuer and the Trust ("Operating Expenses") will be paid to the persons entitled thereto; (5) the excess of Estimated FTA Collections remitted to the Collection Account over Actual FTA Collections will be paid to the Servicer to the extent that the Servicer has not previously withheld or been paid such excess; (6) Quarterly Interest and any overdue Quarterly Interest with respect to each Series of Notes will be transferred to the Certificate Trustee for payment to the Certificateholders;
                              (7) principal on any Series of Notes payable as a result of a Note Event of Default or on the Final Maturity Date for such Series of Notes will be transferred to the Certificate Trustee for payment to the Certificateholders; (8) net earnings on amounts in the Collection Account previously invested in Eligible Investments will be paid to the Note Issuer; (9) the balance, if any, will be transferred to the Certificate Trustee for payment to the Certificateholders in respect of Quarterly Principal and any overdue Quarterly Principal, if any, for each Series of Notes based on priorities described in each Prospectus Supplement; and (10) following the repayment of each outstanding Series of Notes, the balance, if any, will be released to the Note Issuer. See "Description of the Notes-- Allocations; Payments" herein.

                              On each Payment Date for any Series of Notes, the amounts available for payment with respect to such Series will be paid as described in the Prospectus Supplement for the related Series of Certificates.

Servicing...................  The Servicer is responsible for servicing, managing and receiving FTA Collections in respect of the Transition Property in the same manner that it services and administers bill collections for its own account and the accounts it services for others. On each Remittance Date, the Servicer will deposit Estimated FTA Collections for the previous Collection Period (or, if Remittance Dates are daily, for the previous day), increased or reduced as described under "Servicing-- Remittances to Collection Account" herein, into the Collection Account. Subject to certain conditions described herein, pending deposit into the Collection Account, the FTA Collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from other funds of the Servicer. See "Servicing--Remittances to Collection Account" herein.

Servicing Compensation......  The Servicer will be entitled to receive a
                              Servicing Fee for each Collection Period in an amount equal to the percent per annum specified in the related Prospectus Supplement of the original principal amount of the Notes (the "Servicing Fee"). The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Collections prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Collections. See "Servicing--Servicing Compensation" herein.

No Servicer Advances........  The Servicer will not make any advances of interest or principal on the Notes.

Denominations...............  Each Class of Certificates will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

Registration of the
 Certificates...............  Each Class of Certificates may be issued in definitive form or initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). If so indicated in the applicable Prospectus Supplement,
                              Certificateholders may also hold Book-Entry
                              Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Certificates, all references herein to "holders" reflect the rights of owners of the Book-Entry Certificates as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates--Book-Entry Registration" herein.

Ratings.....................  It is a condition of issuance of each Class of
                              Certificates that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement from one or more nationally recognized statistical rating agencies (each, a "Rating Agency") specified therein. See "Ratings" in the related Prospectus Supplement.

                              A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the rate of FTA Collections. See "Risk Factors--Yield and Maturity Considerations" and "Ratings" herein.

Tax Status of the
 Certificates...............  The Certificates will be treated as representing ownership of debt for federal income tax purposes. Interest and original issue discount, if any, on the Certificates generally will be included in gross income for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                              Interest and original issue discount, if any, on the Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. See "State and Local Taxation" herein.

ERISA Considerations........  A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of the Certificates of any Class or Series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates:

TRANSITION PROPERTY

  Reliance on FTA Adjustments. The Servicer will be obligated to submit True-Up Mechanism Advice Letters to the CPUC at least annually, and as often as quarterly, seeking adjustments to the FTA Charge to reflect the actual rate of FTA Collections, which will vary from projections upon which the FTA Charge was based, primarily as a result of variations from projected electricity usage by Customers and expected delinquencies and charge-offs. PU Code Section 841(c) requires the CPUC to approve adjustments requested by True-Up Mechanism Advice Letters necessary to assure timely recovery of Transition Costs, including interest on and principal in accordance with the related Expected Amortization Schedule of, and the costs of issuance of, the Certificates. Despite the Statute and the Financing Order, there can be no assurance that the CPUC will approve such requests in a timely manner. In the event of any delay in adjustments to the FTA Charge, costly and time-consuming litigation might ensue. Any such litigation might adversely affect both the price and liquidity of the Certificates.

  State Amendment or Repeal of the Statute. Under the Statute, the State of California pledged and agreed with the owners of Transition Property and the holders of the Certificates, and the Infrastructure Bank as agent for the State of California will pledge and undertake in the Trust Agreement for the benefit of Certificateholders, that the State will neither limit nor alter the fixed transition amounts, transition property, financing orders and all rights thereunder until all obligations under the Certificates are fully met and discharged, provided nothing contained in the Statute or the Trust Agreement precludes such limitation or alteration by the State if and when adequate provision shall be made by law for the protection of the Certificateholders. It is unclear what "adequate provision" would be afforded to Certificateholders by the State if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the price of the Certificates, or the timing of payments with respect to the Certificates.

  Under applicable United States and State of California Constitutional principles relating to the impairment of contracts, the State of California could not repeal or amend the Statute (by way of either legislative process or California voter initiative) or take, or refuse to take, any action required by the State of California under its pledge and agreement with the Certificateholders (described above) if such action or inaction would substantially impair the rights of the Certificateholders, unless such action or inaction would constitute a reasonable and necessary exercise of the State's sovereign powers. There have been numerous cases in which legislative or popular concerns with the burden of taxation or governmental charges have led to adoption of legislation reducing or eliminating taxes or charges which supported bonds or other contractual obligations entered into by public instrumentalities. However, such concerns have not been considered by the courts to provide sufficient justification for a substantial impairment of the security for such bonds or obligations provided by the taxes or governmental charges involved. Based upon such analogous case law, it would appear unlikely that the State could reduce, modify or alter the Transition Property, or take, or refuse to take, any action with respect to the Transition Property in a manner which would substantially impair the rights of Certificateholders. Nonetheless, no assurance can be given that a repeal or amendment to the Statute will not be sought or adopted or that any action, or refusal to act, by the State may not occur, any of which might constitute a violation of the State's pledge and undertaking with the Certificateholders. In any such event, costly and time consuming litigation might ensue. Any such litigation might adversely affect both the price and liquidity of the Certificates.

  Federal Preemption of the Statute. At least one bill has been introduced in the current session of the United States Congress prohibiting the recovery of stranded costs such as the Transition Costs, which would negate the existence of the Transition Property that is the source of payments on the Notes and the Certificates. No prediction can be made as to whether this bill, or any future proposed bill that would prohibit the recovery of stranded costs, will become law or, if it becomes law, what its final form or effect will be. See "Energy Deregulation and the New California Market Structure" herein.

  Legal Challenges and Voter Initiatives. The existence of the Transition Property and its adequacy as a source of distributions on the Certificates are dependent on relevant provisions of the PU Code, the Financing Order and applicable Advice Letters. If the relevant provisions of the PU Code, the Financing Order or any such Advice Letters were challenged in a lawsuit and determined to be invalid or unenforceable in whole or in part, such determination could adversely affect the ability of the Note Issuer to make timely payments on the Notes, and the Certificateholders could suffer a loss on their investment. Furthermore, Section 3 of Article XIIIC of the California Constitution ("Proposition 218") provides that the initiative process shall not be prohibited or otherwise limited in matters of reducing or repealing any "local" tax, assessment, fee or charge. There is no controlling precedent interpreting Proposition 218, given its recent adoption. However, the Seller believes that the FTA Charge is not a "local" tax, assessment, fee or charge to which Proposition 218 applies, and that the local initiative power is therefore inapplicable to the Transition Property, the Notes and the Certificates.

  Uncertainties Associated with New Asset Type. There are no historical performance data for an asset type such as the Transition Property, although energy usage records are available. Furthermore, the Servicer does not have any experience administering this specific type of regulatory asset. In addition, in the event of a foreclosure, there is likely to be a limited market, if any, for the Transition Property.

SERVICING

  Reliance on Servicer. The Trust relies on the Servicer for the determination of any adjustments to the FTA Charge and for the Customer billing and collection that is necessary to recover the FTA Payments and, therefore, necessary to make distributions on the Certificates. If, as a result of its insolvency or liquidation or otherwise, Edison were to cease servicing the Transition Property, determining any adjustments to the FTA Charge or collecting FTA Payments, it may be difficult to find a substitute Servicer. In such an event, the timing of recovery of payment on the Transition Property could be delayed. See "Servicing" herein.

  Usage and Credit Projections. The ability of the Servicer to forecast accurately the electricity usage of Customers and the delinquency and charge-off experience relating to FTA Payments will affect significantly whether Certificateholders will receive timely distributions on the Certificates. The adjustment mechanism for the FTA Charge described under "Description of the Transition Property--Adjustments to the FTA Charge" is intended to mitigate these risks, although the frequency of such adjustments is limited. See "The Seller and Servicer--Credit Policy; Billing; Collections; Restoration of Service" herein.

  Changes in Payment Terms. The Servicer is permitted to alter the terms of billing arrangements and modify amounts due by Customers. While Edison has no current intention of taking actions that would change the payment or other terms of any billed FTA Charge, there can be no assurance that changes in Edison's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a successor Servicer may not make such determination. It is possible that any such changes could delay collections from Customers or result in lower collections, and accordingly could adversely affect the distribution of interest on the Certificates on a timely basis or the distribution of the principal of the Certificates in full by the applicable Scheduled Final Distribution Dates. See "Certain Yield and Maturity Considerations" herein.

  Credit Policy and Procedures. The ability of the Servicer to collect amounts billed to Customers under the FTA Charge, as adjusted from time to time, will depend in part on the creditworthiness of the Customers. Edison generally is obligated to provide service to new Customers under California law, and generally no outside credit investigations are performed on new Customers. Edison's information regarding the credit status of new Customers is limited to information regarding prior service, if any, by Edison to such Customers. Edison relies on the information provided by Customers and its customer information system audits to indicate whether a new Customer has had previous service from Edison. It is expected that in late 1997, the creditworthiness of new Customers will be verified using an on-line credit bureau database. If a Customer falls below a specific credit score, a security deposit will be required. See "Servicing--Credit Policy; Billing; Collections; Restoration of Service" herein.

  Aggregators and Other Suppliers. As part of the deregulation of the California electric industry described elsewhere herein, there will be an unbundling of generation, transmission, distribution and billing services.
A recent decision of the CPUC allows alternative energy services providers ("ESPs") to elect to present a consolidated bill including the FTA Charge to their retail customers. Any ESP who elects consolidated billing will be responsible for paying the Servicer monthly amounts payable by customers of the ESP, including monthly FTA Payments. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to Edison, as Servicer, which may result in delays in distributions to Certificateholders.

RISKS RELATED TO THE ELECTRIC INDUSTRY GENERALLY

  New California Market Structure. The California electric industry will change dramatically in the near future, as a result of recent decisions by the CPUC and enactment of the Statute. See "Energy Deregulation and New California Market Structure" herein. The new California electric market structure, scheduled to begin January 1, 1998, has neither been tested nor implemented. Many elements of the new market structure present novel regulatory issues yet to be resolved as well as many practical issues of implementation such as the development of systems, software and procedures for each of (a) the independent power exchange (the "PX"), which will provide an auction process to match electricity supply and demand, (b) the independent system operator (the "ISO"), which will have operational control of the Utilities' transmission facilities and (c) all of the market participants who will transact with the PX and ISO. If the new market structure is not implemented in a timely and orderly fashion, electricity generation, transmission and distribution may be adversely affected, FTA Payments may not be made as expected, the Servicer's business may be impacted or Certificateholders may fail to receive distributions of principal and interest.

  Regulatory Environment. As described under "Energy Deregulation and New California Market Structure" herein, the California electric industry will change dramatically as a result of the Statute. However, in addition to actions taken by the California Legislature and regulation by the CPUC, the electric industry is also subject to federal law and regulation by the Federal Energy Regulatory Commission (the "FERC"). As described above under "-- Transition Property--Federal Preemption of the Statute," at least five bills have been introduced recently into Congress mandating the deregulation of the electric utility industry on the state level. In general, the bills provide for open competition in the furnishing of electricity to all retail customers. No prediction can be made as to whether these bills, or any future proposed bills to mandate the deregulation of the electric industry, will become law or, if they become law, what their final form or effect would be. Any changes in the existing legal structure regulating the electric industry might have an impact on the manner in which electricity is distributed and payments therefor are collected, or on the Servicer and its business, and thus the likelihood that Certificateholders will receive distributions in the amounts and at the times scheduled.

  General Economic Conditions and Changes in Electricity Usage. General economic conditions and technological changes that would significantly alter power consumption or reduce the residential and small commercial consumer base in the Seller's historical service area may affect payments on the Notes and, accordingly, distributions on the Certificates. Changes in business cycles, departures of Customers from the Seller's historical service area, weather, occurrence of natural disasters such as earthquakes and floods, implementation of energy conservation efforts and increased efficiency of equipment all affect energy usage. If a sufficient number of Customers reduce significantly their electricity consumption or cease consuming electricity altogether, the FTA Charge, as adjusted from time to time through True-Up Mechanism Advice Letters, as described herein, required to be paid by each remaining Customer may become burdensome. See "--Transition Property--Reliance on FTA Adjustments" herein.

BANKRUPTCY; CREDITORS' RIGHTS

  Bankruptcy of Seller. The Seller will represent and warrant in the Sale Agreement that the transfer of the Transition Property pursuant thereto to the
Note Issuer is a valid sale and assignment of such Transition Property from the Seller to the Note Issuer. The Seller and the Note Issuer will also represent and warrant that they will each take the appropriate actions under the PU Code to perfect this sale. The Statute provides that the transactions described in the Sale Agreement shall constitute a sale of the Transition Property to the Note Issuer, and the Seller and the Note Issuer will treat the transactions as a sale under applicable law, although for financial reporting purposes the transactions will be treated as debt of the Seller. If the Seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of the Seller or the Seller itself as debtor in possession were to take the position that the sale of the Transition Property to the Note Issuer should be recharacterized as a pledge of such Transition Property to secure a borrowing of the Seller, and a court were to adopt such position, then delays or reductions in distributions on the Certificates could result.

  The Seller and the Note Issuer have taken steps to minimize the risk that in the event the Seller or an affiliate of the Seller were to become the debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Seller or such affiliate be substantively consolidated with those of the Note Issuer. The Note Issuer is a separate, limited purpose limited liability company, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its directors, and pursuant to the Trust Agreement, each holder of a Certificate agrees that it will not commence an involuntary bankruptcy case against the Note Issuer. Nonetheless, no assurance can be given that if the Seller or an affiliate of the Seller were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Note Issuer be consolidated with those of the Seller or such affiliate, thus resulting in delays or reductions in distributions on the Certificates.

  Should the transfer of the Transition Property to the Note Issuer be recharacterized as a borrowing by the Seller, the Statute provides that there is a perfected first priority statutory lien on the Transition Property that secures all obligations to the holders of the Certificates. In addition, in the Sale Agreement, the Seller grants to the Note Issuer a security interest in the Transition Property, and the appropriate actions will be taken to perfect such security interest.

  The Seller believes and the Statute provides that any Transition Property constitutes a current property right on the date that the Financing Order and the related Issuance Advice Letter have become effective and that it thereafter exists continuously for all purposes. Nonetheless, no assurances can be given that if the Seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller or the Seller itself as debtor in possession would not attempt to take the position that, because the payments based on the FTA Charge are usage-based charges, Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurances can be given that either the statutory lien created by the Statute or the security interest granted in the Sale Agreement would attach to FTA Payments in respect of electricity consumed after the commencement of a bankruptcy case for the Seller. If it were determined that the Transition Property has not been sold to the Note Issuer, and that the statutory lien created by the Statute and the security interest granted in the Sale Agreement do not attach to FTA Payments in respect of electricity consumed after the commencement of a bankruptcy case of the Seller, then the holders of the Certificates would be unsecured creditors of the Seller, and delays or reductions in distributions on the Certificates could result. The Note Issuer believes that the FTA Payments should be transferred to the Note Issuer as required by the Sale Agreement and that the FTA Payments should not become part of the Seller's bankruptcy estate or subject to the automatic stay created by Section 362(a) of the United States Bankruptcy Code (Title 11, U.S.C.) (the "Bankruptcy Code"). Nonetheless, no assurances can be given that the court would not rule that any FTA Payments relating to electricity consumed after the commencement of the Seller's bankruptcy cannot be transferred to the Note Issuer or the Certificate Trustee, thus resulting in delays or reductions of distributions on the Certificates.

  Because the payments based on the FTA Charge arise from usage-based charges, if the Seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller, or the Seller itself as debtor in possession could take the position that the Note Issuer should pay a portion of the costs of the Seller associated with the generation, transmission, or distribution by the Seller of the electricity whose consumption gave rise to the FTA Collections that are used to make distributions on the Certificates. If a court were to adopt this position, the result could initially be a reduction in the amounts paid to the Note Issuer, and thus to the holders of the Certificates. The FTA Charge may be adjusted through True-Up Mechanism Advice Letters, although delays in implementation thereof may cause delays or reductions in receipt of scheduled distributions.

  Regardless of whether the Seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the Seller that Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of the Seller arising before the Transition Property came into existence may have priority over the
Note Issuer's interest in such Transition Property, thereby possibly initially resulting in a reduction of amounts distributed to the holders of the Certificates. The FTA Charge may be adjusted through True-Up Mechanism Advice Letters, although delays in implementation thereof may cause a delay in receipt of scheduled distributions.

  Bankruptcy of Servicer. For so long as the Servicer maintains a short-term debt rating of at least "A-1" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "P-1" by Moody's Investors Service, Inc. ("Moody's") or certain other conditions are satisfied, the Servicer is entitled to commingle FTA Collections with its own funds until the relevant Remittance Date. In the event of a bankruptcy of the Servicer, the Note Trustee will likely not have a perfected interest in such commingled funds and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays in distributions due on the Certificates. See "--Servicing--Reliance on Servicer" herein.

  Bankruptcy of Infrastructure Bank. The Infrastructure Bank is a public body established within the state government of the State of California. The State of California cannot be a debtor in a case under the Bankruptcy Code. If a court determined that the Infrastructure Bank was an "instrumentality" of the State, rather than an integral part of the State, then the Infrastructure Bank could become a debtor in a case commenced under Chapter 9 of the Bankruptcy Code if the requirements set forth in the Bankruptcy Code for the commencement of a voluntary case under Chapter 9 were met. An involuntary case cannot be commenced against the Infrastructure Bank under Chapter 9 and neither a voluntary nor an involuntary case can be commenced by or against the Infrastructure Bank under any other chapter of the Bankruptcy Code.

  The Certificates will be issued by the Trust, which is a business trust formed by the Infrastructure Bank under Title 12, Chapter 38 of the Laws of the State of Delaware (the "Delaware Business Trust Act"). The Trust may be subject to a voluntary or involuntary case under the Bankruptcy Code. However, the Trust will be created solely to issue and administer the Certificates, and the only assets of the Trust will consist of the Notes. The Trust and the Infrastructure Bank have taken steps to minimize the risk that in the event the Infrastructure Bank becomes a debtor in a case under Chapter 9 of the Bankruptcy Code, a bankruptcy court having jurisdiction over such case should not order that the assets and liabilities of the Trust be substantively consolidated with those of the Infrastructure Bank. These steps include (a) creating the Trust as a separate business trust under the Delaware Business Trust Act which includes provisions preventing creditors of the Infrastructure Bank from having any right to the assets of the Trust, (b) limiting interaction between the Infrastructure Bank and the Trust, (c) maintaining accounting, bookkeeping, business forms and financial statements for the Trust separate from those of the Infrastructure Bank, and (d) restricting the nature of the Trust's business and its ability to commence a voluntary case under the Bankruptcy Code.

THE CERTIFICATES

  Limited Liquidity. There is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of such Certificates. It is not anticipated that any Certificates will be listed on any securities exchange.

  Restrictions of Book-Entry Registration. The Certificates will be initially represented by one or more Certificates registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Therefore, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Certificate Trustee as Certificateholders. Hence, until such time, Certificateholders will only be able to receive distributions from, and exercise the rights of Certificateholders indirectly through, DTC and participating organizations, and, unless a Certificateholder requests a copy of any such report from the Certificate Trustee or the Servicer, will receive reports and other information provided for under the Servicing Agreement only if, when and to the extent provided to Certificateholders by DTC and its participating organizations. In addition, the ability of Certificateholders to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates--Book-Entry Registration" herein.

  Limited Obligations. Neither the Notes nor the Certificates will represent an interest in or obligation of the Seller, the State of California or the Infrastructure Bank. The Transition Property owned by the Note Issuer and any other assets of the Note Issuer, which are expected to be minimal, are the sole source of payments on the Notes and, as a result, distributions on the Certificates. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State of California, the Infrastructure Bank, the Trust or any other governmental agency or instrumentality or by the Seller or its affiliates. Neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of principal of or interest on the Certificates or the Notes or payments in respect of the Transition Property.

  Issuance in Series. The Note Issuer expects to issue new Series of Notes from time to time, and accordingly the Trust is expected to issue new corresponding Series of Certificates from time to time. While the terms of any Series of Notes and the corresponding Series of Certificates will be specified in supplements to the Note Indenture and the Trust Agreement, respectively, and described in the related Prospectus Supplement, the provisions of supplements to the Note Indenture and the Trust Agreement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Notes or Certificates of any previously issued Series. The terms of a new Series of Certificates may include without limitation the matters described under "Description of the Certificates--General" herein. The ability of the Trust to issue any new Series of Certificates is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Class. There can be no assurance, however, that the issuance of any other Series of Certificates, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of distributions received by a Certificateholder. See "Description of the Certificates--Conditions of Issuance of Additional Series" herein.

  Limited Nature of Ratings. It is a condition of issuance of each Class of Certificates that they receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Certificates address the likelihood of the ultimate distribution of principal and the timely distribution of interest on the Certificates. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

  Yield and Maturity Considerations. The yield on each Class of Certificates will be affected by, among other things, the amount and timing of FTA Collections and the timing of receipt of such FTA Collections. Since the FTA Charge will consist of a charge per kilowatt hour of usage by the Customers in the Seller's historical geographic service territory, the aggregate amount of FTA Collections, and the amount and timing of principal amortization on the Certificates, will depend, in part, on actual usage of electricity by Customers and the rate delinquencies and charge-offs. Actual energy usage is influenced by a number of factors that are difficult to predict, including weather conditions, natural disasters, technological changes and local and regional economic conditions. The rate of FTA Collections will also be influenced by the timing of approvals of adjustments to the FTA Charge. Although the amount of the FTA Charge will adjust from time to time based on the actual rate of FTA Collections, no assurances can be given that the Servicer will be able to forecast actual Customer energy usage and the rate of delinquencies and charge-offs and obtain adjustments to the FTA Charge that would cause FTA Payments to be made at any particular rate. See "Certain Yield and Maturity Considerations" and "Description of the Transition Property-- Adjustments to the FTA Charge" herein.

            ENERGY DEREGULATION AND NEW CALIFORNIA MARKET STRUCTURE

  The electric industry is experiencing intensifying competitive pressures, particularly in the wholesale generation and industrial customer markets. Historically, electric utilities operated as regulated monopolies in their service territories, pursuant to which they were the sole suppliers of electricity, and their rates were set by the CPUC based upon the utilities' cost of providing services and a reasonable return on their capital investments. Changes to the traditional market structure are occurring at both the federal and state levels.

  At the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the FERC to mandate access to electric transmission systems by wholesale power generators. In addition, at least five bills have been introduced in the current session of Congress which would mandate the deregulation of the electric industry on the state level. In their current forms, some but not all of the bills contain provisions recognizing the validity of prior state actions relating to deregulation. At least one of the bills prohibits the recovery of stranded costs. The entire California delegation to Congress has signed a letter to the chairman of the House Subcommittee responsible for holding hearings regarding the bills, which expresses the shared concern that the effect of the Statute should not be impacted by federal legislation. No prediction can be made as to whether any of these bills, or any future proposed bills to deregulate the electric industry, will become law or, if they become law, what their final form or effect will be.

  At the state level, the California electric industry will change dramatically in the near future as a result of recent decisions by the CPUC and enactment of the Statute. Among other things, the PX will create a competitive market for electric energy in California through the creation of a competitive auction where all suppliers, including the Utilities, municipal utilities, power marketing agencies, independent power producers, and out-of-state generators, will have the opportunity to sell electricity according to established competitive bidding procedures with winning bids awarded to those suppliers that bid to supply electricity at the lowest price. In addition, the Utilities will be required, and other transmission owners will be permitted, to place certain of their transmission facilities under the operational control of the ISO. Ownership and maintenance of the transmission lines will remain with the transmission line owners. All power suppliers will receive nondiscriminatory access to the transmission grid under the control of the ISO and will be subject to the same protocols and pricing procedures. Customers will have the opportunity to choose the generators from whom they purchase their electricity. Notwithstanding these changes, the Utilities are expected to continue to be the sole providers of electricity distribution services within their service territories. The Utilities will be encouraged, through CPUC-established incentives, to divest at least 50 percent of their fossil-fueled electricity generation assets, in order to address market power issues.

  The changes which are occurring at both the federal and the California levels will have a significant impact on Edison and the other Utilities, as well as other entities in the industry. Edison faces greater competition for resources and for customers. Competitors include privately owned independent power producers, exempt wholesale power generators, industrial customers developing their own generation resources, suppliers of natural gas and other fuels, other investor-owned electric utilities and municipal generators. There can be no assurance that such trends will not have a significant adverse impact on Edison's business in the future.

                    DESCRIPTION OF THE TRANSITION PROPERTY

GENERAL

  In September 1996, the California Governor signed the Statute implementing an electric industry restructuring program for the State of California. The Statute was adopted to provide, among other things, subject to the timely and sufficient issuance of rate reduction bonds which are the Certificates issued hereunder, a ten percent reduction in rates for services charged to residential and small commercial customers, effective as of January 1, 1998 and generally continuing until the earlier of March 31, 2002 or the date on which transition costs have been fully recovered (the "Rate Freeze Period"). As part of this Statute, Sections 367 and 369 of the PU Code generally provide the Seller an opportunity to recover the Transition Costs. The Transition Costs generally consist of the costs of generation-related assets and obligations that may become uneconomic as a result of a competitive generation market, together with certain other costs associated therewith.

FINANCING ORDER AND ADVICE LETTERS

  The Statute authorizes the CPUC to issue the Financing Order, a regulatory order which allows the Seller to reduce electricity rates for the Customers by ten percent, and approves the amount of the Seller's Transition Costs which the Seller wishes to finance through the issuance of rate reduction bonds. On May 6, 1997, Edison filed its application for the Financing Order with the
CPUC. The CPUC issued the Financing Order on           , 1997. The Financing
Order also permits the sale of Certificates in an aggregate principal amount not to exceed $3,000,000,000. As issued, the Financing Order requires the Seller to reduce electricity rates for the Customers by ten percent through the Rate Freeze Period, conditional upon the issuance of the Certificates. The principal amount of the Certificates approved in the Financing Order was calculated so as to result in a reduction in revenue requirements for the Seller sufficient to finance the ten percent rate reduction. The principal amount of the Certificates was derived based upon a number of variables, including sales forecasts and the interest rate and amortization schedule for the Certificates. If estimated usage exceeds the assumptions used in the Financing Order, the Seller intends to issue additional Certificates to finance the rate reduction resulting from this increased usage. See "Description of the Certificates--Conditions of Issuance of Additional Series" herein.

  The Financing Order, together with the effectiveness of the applicable Issuance Advice Letter, establishes the FTA Charge which is a nonbypassable charge payable by residential and small commercial customers in an amount sufficient to repay in full the Certificates and associated costs and fees. The charges are stated to be nonbypassable on the basis that the Statute authorizes the Note Issuer, as owner of the Transition Property, to continue to collect the charges from all Customers notwithstanding any of the circumstances described under "--Nonbypassable FTA Charge" below. The Statute provides that the right to collect the FTA Payments is a property right which may be pledged, assigned or sold in connection with the issuance of the Certificates. The Customers consist of those persons whose service falls under the tariffs described below in "The Seller and Servicer--Edison Customer Base and Electric Energy Consumption."

  The Financing Order requires the Seller to submit an Issuance Advice Letter to the CPUC with respect to each Series of Certificates issued. The first Issuance Advice Letter will establish the FTA Charge pursuant to which nonbypassable charges will be imposed upon the Customers. The Financing Order provides that Issuance Advice Letters become effective five business days after filing with the CPUC. Subsequent Issuance Advice Letters may increase the FTA Charge to support the issuance of additional Series of Certificates. The Financing Order permits the Servicer to file True-Up Mechanism Advice Letters to modify the FTA Charge from time to time, in order to enhance the likelihood of retirement of each Series and Class of Certificates on a timely basis. See "--Adjustments to the FTA Charge" herein.

  The initial FTA Charge will be calculated by determining (i) projected monthly electricity sales for the Customers and the timing and extent of receipt of payments therefor for the first year following its creation, and
(ii) the FTA Collections on a projected basis, including interest on the Notes, ongoing transaction expenses including the Servicing Fee, the related Overcollateralization Amount and scheduled principal payments on the Notes. Based on the figures determined for the two foregoing amounts, the lowest aggregate charge which will be adequate to cover all of the amounts to be covered by FTA Collections will be calculated (the "Base Calculation Model"). This charge, expressed on a per unit of electricity basis, will be the FTA Charge.

  The Prospectus Supplement related to a Series of Certificates will specify, based on the applicable Issuance Advice Letter, the amount of the FTA Charge as of the date thereof.

TRANSITION PROPERTY

  The right to receive FTA Collections under the Financing Order and related Advice Letters gives rise to a separate property right under California law and is referred to herein generally as the "Transition Property." "Transition Property" is defined more specifically in Section 840(g) of the PU Code as the property right created under the PU Code including, without limitation, the right, title and interest of an electrical corporation or its transferee (i) in and to the FTA Charge, as adjusted from time to time, (ii) to be paid the FTA Payments, and (iii) to obtain adjustments to the FTA Charge as provided in the PU Code.

  Each Class of Notes will be issued in connection with a specific issuance of a Class of Certificates. Each Note will be secured primarily by Transition Property sold to the Note Issuer at the time such Note is issued, and the aggregate amount of Transition Property will increase as additional Issuance Advice Letters become effective.

NONBYPASSABLE FTA CHARGE

  The Financing Order provides that the FTA Charge is nonbypassable, meaning that Customers still will be required to make payments with respect to the FTA Charge even if the Customer purchases power from a third party or generates its own power or if another entity takes over a portion of Edison's existing service territory. In such events FTA Payments will be based on (i) the last twelve months of the Customer's recorded pre-departure use, (ii) an average derived from the last three years of recorded use or (iii) actual use.

ADJUSTMENTS TO THE FTA CHARGE

  In order to enhance the likelihood that the actual FTA Collections are neither more nor less than the amount scheduled to amortize the Certificates in accordance with the Expected Amortization Schedule, the Servicing Agreement and the Financing Order require the Servicer to seek periodic adjustments to the FTA Charge based on actual FTA Collections and updated assumptions by the Servicer as to, among other factors, usage of electricity by Customers and the rate of delinquencies and charge-offs. The date as of which any calculation is performed and which forms the basis for a requested adjustment to the FTA Charge is referred to as a "Calculation Date." The adjustments to the FTA Charge will continue until all interest and principal on all Series of Notes and corresponding Series of Certificates have been paid or distributed in full.

  The Financing Order provides that the Servicer will file a routine True-Up Mechanism Advice Letter annually, requesting modifications to the FTA Charge which are intended to return the projected principal balance of the Certificates to the Expected Amortization Schedule within a twelve-month period. Calculations of appropriate modifications to the FTA Charge will be made based on the Base Calculation Model, except that (i) the amount of debt service and related expenses for the following year shall be increased or decreased to reflect the amount by which actual FTA Collections remitted to the Collection Account through the end of the Collection Period preceding the month of calculation was less than or exceeded the aggregate actual portion of the debt service on the Certificates and related expenses for such period,
(ii) forecasted electricity sales for the forthcoming twelve month period will be revised based on Edison's forecasting model described in "The Seller and Servicer--Forecasting Consumption," (iii) estimated transaction expenses will be modified to reflect changed circumstances, (iv) assumed delinquencies and charge-offs will be modified to reflect changed circumstances, and (v) an adjustment will be made to reflect any collections which are expected to be received at the existing tariff rate from the end of the Collection Period preceding the month of calculation through the applicable Calculation Date (the "True-Up Mechanism Calculation Model").

  The Financing Order also provides that the Servicer is required to file a routine True-Up Mechanism Advice Letter quarterly, if, after giving effect to the actual distributions of interest and principal, the outstanding principal balance of the related Series of Certificates varies from the amount provided for in the related Expected Amortization Schedule as of any Distribution Date by more than an amount to be specified in the related Prospectus Supplement. Furthermore, the Financing Order provides that the Servicer may file a non-routine True-

Up Mechanism Advice Letter as often as quarterly, to reflect any changes to the Base Calculation Model or True-Up Mechanism Calculation Model if either of such models no longer accurately forecasts required collections. Finally, the Statute requires the Servicer to file a True-Up Mechanism Advice Letter with the CPUC annually, prior to each anniversary of the issuance of the Financing Order (a "Financing Order Anniversary").

  The Servicing Agreement will require the Servicer to deliver a written copy of each True-Up Mechanism Advice Letter, together with a copy of all supporting calculations, to the Note Issuer, the Note Trustee, the Infrastructure Bank and the Certificate Trustee upon filing such True-Up Mechanism Advice Letter with the CPUC.

  The Financing Order provides that (i) routine True-Up Mechanism Advice Letters shall be filed with the CPUC annually at least fifteen days before the end of each calendar year, with resulting adjustments to the FTA Charge to become effective at the beginning of the next calendar year, (ii) routine True-Up Mechanism Advice Letters may be filed with the CPUC quarterly at least fifteen days before the end of each calendar quarter, with resulting adjustments to the FTA Charge to become effective at the beginning of the next calendar quarter, (iii) non-routine True-Up Mechanism Advice Letters may be filed with the CPUC quarterly at least 90 days before the end of each calendar quarter, with resulting adjustments to the FTA Charge to become effective at the beginning of the next calendar quarter, and (iv) True-Up Mechanism Advice Letters shall be filed with the CPUC at least fifteen days before each Financing Order Anniversary, with resulting adjustments to the FTA Charge, if necessary, to become effective within 90 days of such Financing Order Anniversary.

SALE AND ASSIGNMENT OF TRANSITION PROPERTY

  On the date on which the initial Series of Certificates is issued and sold (the "Closing Date"), pursuant to the Sale Agreement the Seller will sell and assign to the Note Issuer, without recourse, its entire interest in the Transition Property which is described in the first Issuance Advice Letter submitted by the Servicer (the "Initial Transition Property"). The net proceeds received from the sale of the Notes will be applied to the purchase of the Initial Transition Property. In addition, in order to finance the cost of the ten percent rate reduction the Seller may agree with the Note Issuer to sell additional Transition Property ("Subsequent Transition Property") to the
Note Issuer, subject to the satisfaction of certain conditions. Such Subsequent Transition Property will be sold to the Note Issuer effective on a date (a "Subsequent Transfer Date") specified in the written agreement between the Seller and the Note Issuer.

  To promote uniform quality in servicing the Transition Property and to reduce administrative costs, the Note Issuer will appoint the Servicer as custodian of the documentation relating to the Transition Property. The Seller's computer systems will reflect the sale and assignment of the Transition Property to the Note Issuer. The Seller's financial statements will indicate that the Transition Property has been sold to the Note Issuer and will not be available to creditors.

  Any conveyance of Subsequent Transition Property is subject to the following conditions, among others:

  (a) the Seller shall have entered into a written sale agreement with the
Note Issuer;

  (b) the Seller shall have filed an Issuance Advice Letter with the CPUC relating to such Subsequent Transition Property, which Issuance Advice Letter shall have become effective;

  (c) as of the applicable Subsequent Transfer Date, the Seller shall not be insolvent and shall not be made insolvent by such conveyance;

  (d) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

  (e) such conveyance will not result in an adverse tax consequence to the Trust or the Certificateholders;

  (f) as of the applicable Subsequent Transfer Date, no breach by the Seller of its representations, warranties or covenants in the applicable Sale Agreement shall exist; and

  (g) as of the applicable Subsequent Transfer Date, the Note Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be transferred on such date and all conditions to the issuance of new series of Notes and Certificates shall have been satisfied or waived.

SELLER REPRESENTATIONS AND WARRANTIES

  In the initial Sale Agreement and each subsequent Sale Agreement, the Seller will make representations and warranties to the Note Issuer to the effect, among other things, that: (a) the information provided by the Seller to the
Note Issuer with respect to the applicable Transition Property is correct in all material respects; (b) at the Closing Date, the applicable Transition Property is owned by the Seller and is free and clear of all security interests, liens, charges and encumbrances, no offsets, defenses or counterclaims exist or have been asserted or threatened with respect thereto and the Seller, in its capacity as Seller or Servicer, will not at any time assert any security interest, lien, charge or encumbrance against or with respect to any applicable Transition Property; (c) at the Closing Date, the applicable Transition Property has been validly transferred and sold to the
Note Issuer and all filings (including filings with the CPUC under the PU
Code) necessary in any jurisdiction to give the Note Issuer a first perfected ownership interest in the applicable Transition Property shall have been made;
(d) the Financing Order and each Issuance Advice Letter pursuant to which any applicable Transition Property has been created are valid, binding and irrevocable; (e) the assumptions used in calculating the FTA Charge related to any applicable Initial Transition Property or applicable Subsequent Transition Property are or will be, at the time made, reasonable and made in good faith;
(f) the Seller is a corporation duly organized and in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of the Sale Agreement; (g) the execution, delivery and performance of the Sale Agreement have been duly authorized by the Seller by all necessary corporate action; (h) the Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms; (i) the consummation of the transactions contemplated by the Sale Agreement do not conflict with the Seller's articles of incorporation or bylaws or any material agreement to which the Seller is a party or bound, result in the creation or imposition of any lien upon the Seller's properties or violate any law or any order, rule or regulation applicable to the Seller; (j) no governmental approvals, authorizations or filings are required for the Seller to execute, deliver and perform its obligations under the Sale Agreement except those which have previously been obtained or made; and (k) except as disclosed to the Note Issuer, no court or administrative proceeding or investigation is pending or, to the Seller's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Sale Agreement, the Note Indenture, the Trust Agreement or any of the other Basic Documents, (ii) seeking a determination that might materially and adversely affect the performance by the Seller of its obligations thereunder, or (iii) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

  In the event of a breach by the Seller of any of its representations and warranties described in the preceding paragraph, the Seller will indemnify, defend and hold harmless the Note Issuer[, the Trust, the Noteholders, the Note Trustee, the Delaware Trustee, the Certificate Trustee, the Certificateholders and the Infrastructure Bank] against any costs, expenses, losses, claims, damages and liabilities incurred as a result thereof.

                   CERTAIN YIELD AND MATURITY CONSIDERATIONS

  The rate of principal distributions on each Class of Certificates, the aggregate amount of each interest distribution on each Class of Certificates and the yield to maturity of each Class of Certificates will be related to the rate and timing of FTA Payments.

  The yield on each Class of Certificates will be affected by, among other things, the rate of FTA Collections and the timing of receipt of such FTA Collections. Since the FTA Charge will consist of a charge per kilowatt hour of usage by the Customers, the aggregate amount of FTA Collections and the rate of principal amortization on the Certificates will depend, in part, on actual energy usage by Customers and the rate of delinquencies and charge-offs. Although the amount of the FTA Charge will be adjusted from time to time based in part on the actual rate of FTA Collections, no assurances are given that the Servicer will be able to forecast actual energy usage and the rate of delinquencies and charge-offs and obtain adjustments to the FTA Charge that would cause FTA Collections to be received at any particular rate.

  No representation is made as to the particular factors that will affect the rate of FTA Collections, as to the relative importance of such factors, as to the percentage of the principal balance of the Certificates that will be distributed as of any date or as to the overall rate of FTA Collections.

                                   THE TRUST

  The Trust will be specifically created for the purpose of acquiring the Notes. The Trust will be formed under the laws of the State of Delaware pursuant to the Trust Agreement to be entered into among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee, each such trustee not in its individual capacity but acting as trustee on behalf of the holders of the Certificates. The Trust will have no assets other than the Notes. The Trust Agreement will not permit the Trust to engage in any activities other than holding such assets, issuing the Certificates, acting as paying agent and engaging in certain other activities related thereto.

  Each Class of Certificates offered hereby will represent a fractional undivided interest in the corresponding Class of Notes, all monies due and to become due under such corresponding Class of Notes, and will represent the right to receive a portion of the payments of principal of and interest on the corresponding Class of Notes. See "The Certificates--Payments and
Distributions" herein.

  The Fee and Indemnity Agreement among the Note Issuer, the Delaware Trustee and the Certificate Trustee (the "Fee Agreement") will provide that the Note Issuer will pay the Certificate Trustee's fees and expenses. The Fee Agreement will further provide that the Certificate Trustee will be entitled to indemnification by the Note Issuer for, and will be held harmless against, any loss, liability or expenses incurred by the Certificate Trustee (other than through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Trust Agreement).

  The fiscal year of the Trust will be the calendar year.

                            THE INFRASTRUCTURE BANK

  The Infrastructure Bank is a public body organized within the government of the State of California and created pursuant to the Bergeson-Peace Infrastructure and Economic Development Bank Act, codified at (S) 63000 et seq. of the California Government Code, as amended (the "Act"). The Infrastructure Bank is governed, and its corporate powers are exercised by, a Board of Directors consisting of the State Director of Finance, the State Treasurer and the State Secretary of Trade and Commerce.

  Pursuant to the Act and the Statute, the Infrastructure Bank may authorize a "special purpose trust" created by the Bank to issue "rate reduction bonds" and to purchase with the proceeds of such "rate reduction bonds" notes issued by the Utilities or their affiliates secured by Transition Property. For the purposes of the Act and the Statute, the Trust will constitute a "special purpose trust" and each Series of Certificates issued by the Trust will constitute "rate reduction bonds" entitled to the benefit of the Statute.

  Pursuant to the Act, the Infrastructure Bank has no authority to alter or modify any term or condition related to the Transition Costs or the Transition Property as set forth in the Financing Order, and has no authority over any matter that is subject to the approval of the CPUC.

  The Certificates do not represent an interest in or obligation of the State, the Infrastructure Bank or the Seller. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State, the Infrastructure Bank, or any other governmental agency or instrumentality or by the Seller or its affiliates. None of such entities will have any obligations in respect of the Certificates, except as expressly set forth herein or in the related Prospectus Supplement.

  Neither the full faith and credit nor the taxing power of the State of California or any agency or instrumentality thereof is pledged to the distributions of principal of, or interest on, the Certificates or the Notes or to the payments in respect of the Transition Property.

                                THE NOTE ISSUER

  The Note Issuer is a special purpose, single member limited liability company organized under the laws of the State of Delaware. The Seller is the sole member of the Note Issuer. The principal executive office of the Note Issuer is located at 2244 Walnut Grove Avenue, Room 180, Rosemead, CA 91770. The telephone number of the Note Issuer is (626) 302-1850. The Note Issuer was organized for the limited purpose of holding and servicing the Transition Property and issuing Notes secured by the Transition Property and the other Note Collateral and related activities, and will be restricted by its organizational documents from engaging in other activities. In addition, its organizational documents require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of Edison in the event Edison becomes subject to such a proceeding.

                            THE SELLER AND SERVICER

GENERAL

  The Seller was incorporated under California law in 1909. The Seller is a public utility primarily engaged in the business of supplying electric energy to an approximately 50,000 square-mile area of central and southern California, excluding the City of Los Angeles and certain other cities. This area includes some 800 cities and communities and a population of more than 11,000,000 people. During 1996, 39 percent of the Seller's total operating revenue was derived from residential customers, 37 percent from commercial customers, twelve percent from industrial customers, seven percent from public authorities, four percent from agricultural and other customers and one percent from resale customers. The Seller comprises the major portion of the assets and revenues of Edison International, its parent holding company.

  As an investor-owned electric utility, the Seller is regulated by the CPUC and the FERC.

EDISON CUSTOMER BASE AND ELECTRIC ENERGY CONSUMPTION

  Edison's customer base is divided into several categories, including the two applicable categories under the Statute: residential and small commercial. Residential customers are all customers served on rate schedules in Edison's "Domestic" rate group, including all customers on Schedules D, D-APS, D-CARE, DE, DM, DMS-1, DMS-2, DMS-3, DS, TOU-D-1, TOU-D-2, TOU-EV-1, and TOU-EV-2. These rates are available for residential uses such as lighting, heating, cooking and other domestic purposes. Small commercial customers are all customers on Edison's rate schedules GS-1, TOU-GS-1, TOU-EV-3, and GS-1 customers taking service on GS-APS. These rates are available to general service customers whose monthly maximum demand does not exceed twenty kilowatts for any three billing periods during the preceding twelve month period. General service usage is service to any lighting or power installation except those eligible for service on single-family and multi-family domestic, street lighting, outdoor area lighting, traffic control, resale, or standby schedules.

  Factors influencing the number of customers and kilowatt-hour consumption include the general economic climate in Edison's service territory as it impacts net migration of residential and small commercial customers. Another factor influencing kilowatt-hour sales is temperature through its impact on air conditioning and cooling usage. The number of small commercial customers and kilowatt-hour consumption would also be influenced by the level of business activity associated with the particular commercial customer. Other factors impacting the kilowatt-hour consumption of both residential and small commercial customers, primarily over the longer term, would include the availability of more energy efficient appliances, new energy consuming technologies and the customer's ability to acquire these new products.

  For each of the two categories of Customers specified by the Statute (residential and small commercial), the table below sets forth the number of Customers and electric energy consumption in recent years.

                       CUSTOMERS AND ENERGY CONSUMPTION

                                        1992    1993    1994    1995    1996
                                       ------- ------- ------- ------- -------
Average Number of Customers:
  Residential.........................
  Small Commercial....................
Energy Consumption (GWh):
  Residential.........................
  Small Commercial....................
                                       ------- ------- ------- ------- -------
    Total.............................
                                       ======= ======= ======= ======= =======
Average Annual Consumption per
 Customer:
  Residential.........................
  Small Commercial....................

FORECASTING CONSUMPTION

  The Base Calculation Model and the True-Up Mechanism Calculation Model rely on Edison's electric sales forecast. The short-term forecast uses statistical methods to relate kilowatt-hour sales growth by customer class to key economic and demographic variables. The statistical method used is multiple linear regression. The customer classes included in the forecast are residential, commercial, industrial, public authorities, and agricultural. The key variables used have included: number of customers, employment, personal income, price of electricity, and weather (temperature and rainfall). The economic variables used are developed specific to the Edison service territory by using county employment data. The forecast of California economic growth is based upon the forecasts provided by UCLA Economic Forecasting Project. Other factors which are included in the forecast are the effects of military base shutdowns, the effects of energy conservation programs (including Edison programs, Federal appliance and lighting standards, and State building standards), specific trends in certain industries, and bypass cogeneration (self-generation). Data on a quarterly basis are used in the model. These short-term models are relatively easy to implement and can be updated more than once a year if needed.

FORECAST VARIANCE

  The table below shows the percentage variance of the actual electricity usage against a forecast that Edison made in the preceding year.

                                               1992   1993   1994   1995   1996
                                              ------ ------ ------ ------ ------
     Annual Variance.........................

CREDIT POLICY; BILLING; COLLECTIONS; RESTORATION OF SERVICE

  The credit, billing, collections and restoration of service policies and procedures of Edison are subject to CPUC guidelines which may, from time to time, change. In addition, Edison may change such policies and procedures from time to time. It is expected that any such change would be designed to enhance Edison's ability to make timely recovery of amounts billed to Customers. Under the Servicing Agreement, the changes so instituted by Edison will also apply to the servicing by Edison, as the Servicer, of the Transition Property.

  Credit Policy. Edison is obligated to provide service to all customers in its historical service territory under California law. Edison relies on the information provided by the customer and its customer information system audits to indicate whether the customer has been previously served by Edison. It is expected that in late 1997, the creditworthiness of new Customers will be verified using an on-line credit bureau database. If a Customer falls below a specific credit score, a security deposit will be required.

  Certain accounts are secured with deposits or guarantees to prevent losses. The amount of the deposit reflects the potential use over a two-month period, which is the average time period required to take billing action on past-due billings. Since the vast majority of customers pay their bills within the allotted time, it is not necessary to require deposits from all customers. Specific criteria have been developed for establishing credit. These criteria are based on such factors as prior service, property ownership, or providing an acceptable guarantor.

  As a rule, residential customers may establish credit by depositing cash equal to twice the average monthly bill, furnishing a satisfactory guarantor, or owning the premises to be served or other property in the service territory. Deposits or guarantees may not be required if the applicant has been an Edison customer during the past two years, and either (a) the applicant has not had more than two past-due billings during the last twelve consecutive months, or (b) the applicant has paid all bills for domestic service previously supplied to the applicant and has proof of payment, or (c) the applicant's credit is otherwise established to the satisfaction of Edison. Credit that is "established to the satisfaction of Edison" is a broad category that includes options such as acceptable payment records with other utilities, credit scoring, and other factors that would establish creditworthiness.

  Small commercial customers may establish credit by depositing cash equal to twice the maximum monthly bills, owning substantial equity in the location to be served, furnishing a satisfactory guarantor, or otherwise establishing credit to the satisfaction of Edison.

  Deposits or guarantees may not be required if the applicant has been an Edison customer during the past two years with like service, during the past twelve consecutive months of that prior service has not had more than two past due bills, the billing for the previous service was equal to at least 50 percent of that estimated for the new service, and the customer has paid all prior Edison bills.

  Billing Process. Edison bills its customers once every 27 to 33 days, with approximately an equal number of bills being distributed each Servicer Business Day. For the year ending December 31, 1996, Edison mailed out an average of 200,000 bills daily to its various customer categories.

  For accounts with potential billing errors exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

  Collection Process. Edison receives approximately 76 percent of total bill payments via the U.S. mail. Approximately one percent of bill payments are received at local offices, and nineteen percent are received at authorized payment agencies. Edison receives the remainder of payments via electronic payment options, electronic funds transfer, credit card payments and electronic data interchange.

  Two days after the meter is scheduled to be read, bills are processed and mailed to customers. Bills are due on presentation, and are considered past due after nineteen calendar days for both small commercial and residential accounts. Timing and collection follow-up is based on customer type, as follows.

  For residential customers, an overdue notice is sent with the second month's bill if a payment has not been received by the time the second month's bill is prepared for presentation to the customer on a monthly basis. Eight days after the overdue notice is issued, a final call notice is mailed directly to the customer if the past due amount is still outstanding. The due date on the final call is approximately 50 days after the initial bill is presented to the customer. The customer is subject to service disconnection if the amount owing is unpaid upon expiration of the final call notice. A telephone contact, or reasonable attempt at making a telephone contact, is made to all residential customers prior to service shut off as required by the PU Code.

  For small commercial customers, twenty calendar days after the first billing, a fifteen day notice is mailed directly to small commercial customers. A 24-hour notice, although not required, is often given to notify small commercial customers that shut-off is scheduled.

  Restoration of Service. Once service has been shut-off for non-payment, Edison has the right to require the payment of all of the following charges:
(i) the total amount owing on an account including any past-due balance, the current billing, and a credit deposit, if requested; (ii) any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges, field collection charges, and/or returned check charges); (iii) any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and (iv) any unpaid closing bills from other accounts in the name of the customer of record.

DELINQUENCY AND LOSS EXPERIENCE

  The following table sets forth information relating to the delinquency and loss experience of the Servicer for residential and small commercial customers for each of the five preceding years.

                                          1992    1993    1994    1995    1996
                                         ------- ------- ------- ------- -------
   Residential..........................
   Small Commercial.....................

REVENUE

  The following table indicates the total revenues from electricity sales to each of residential and small commercial customers during the last five years:

                                          1992    1993    1994    1995    1996
                                         ------- ------- ------- ------- -------
   Residential..........................
   Small Commercial.....................

                                   SERVICING

SERVICING PROCEDURES

  General. The Servicer, as agent for the Note Issuer, will manage, service and administer, and make collections in respect of, the Transition Property pursuant to the Servicing Agreement between the Servicer and the Note Issuer. Except to the extent that alternative energy service providers elect to engage in consolidated billing (as described herein under "Risk Factors--Servicing-- Aggregators and Other Suppliers"), the Servicer's duties generally will include calculation and billing of all amounts based on the FTA Charge, receipt and posting of all FTA Collections, responding to inquiries of Customers and the CPUC with respect to the Transition Property and the FTA Charge, obtaining usage calculations, accounting for collections and furnishing monthly, quarterly and annual statements to the Note Issuer, the Note Trustee and the Certificate Trustee and taking action in connection with periodic revisions to the FTA Charge as described below.

  The FTA Charge will be expressed as an amount per kilowatt hour of electricity usage by the applicable Customer, regardless of whether the Customer purchases its electricity from the Servicer or from another electricity provider. The Servicer generally expects the total amount of the FTA Charge to be included as a separate line item on each Customer's bill, with an aggregate amount to be paid to the Servicer for all services provided by the Servicer. Bills are sent to Customers every 27 to 33 days.

  Any amounts collected by the Servicer that represent partial payments of the total amount billed will be proportionately allocated between the Note Issuer and Edison based on the portion of the amount billed which is based on the FTA Charge and the charges due to Edison.

SERVICING STANDARDS AND COVENANTS

  The Servicing Agreement will require the Servicer, in servicing and administering the Transition Property, to employ or cause to be employed procedures and exercise the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

  Consistent with the foregoing, the Servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others, (b) would not materially adversely affect the Certificateholders and (c) would comply with applicable law.

  In the Servicing Agreement, the Servicer will covenant that, in servicing the Transition Property: (a) it will manage, service, administer and make collections in respect of the Transition Property with reasonable care and in accordance with applicable law, including all applicable guidelines of the CPUC, using the same degree of care and diligence that the Servicer exercises with respect to bill collections for its own account and for others; (b) it will follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Transition Property; (d) it will comply with all laws applicable to and binding on it relating to the Transition Property; and
(e) it will submit True-Up Mechanism Advice Letters to the CPUC seeking adjustments to the FTA Charge as described herein.

  In the event of a breach by the Servicer of any of these covenants, the Servicer will indemnify, defend and hold harmless the Note Issuer[, the Trust, the Noteholders, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Certificateholders and the Infrastructure Bank] against any costs, expenses, losses, claims, damages and liabilities incurred as a result thereof.

REMITTANCES TO COLLECTION ACCOUNT

  For so long as (a) no Servicer Default shall have occurred and be continuing and (b) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer is required to remit FTA Payments estimated to have been received during the preceding Collection Period (the "Estimated FTA Collections") to the Collection Account on or before the twentieth day of each calendar month (or, if such twentieth day is not a Servicer Business Day, the Servicer Business Day immediately preceding such twentieth day). Pending remittance to the Collection Account, such collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. If any of the conditions described above are not satisfied, the Servicer will remit within two Servicer Business Days of receipt thereof to the Collection Account all Estimated FTA Collections. The date on which FTA Collections with respect to the FTA Charge are required to be deposited in the Collection Account is referred to herein as the "Remittance Date."

  Within six months after each Collection Period, the Servicer will compare actual FTA Collections received with respect to that Collection Period (the "Actual FTA Collections") to the Estimated FTA Collections for that Collection Period previously remitted to the Collection Account. If Estimated FTA Collections remitted for a Collection Period exceed Actual FTA Collections for such Collection Period (such excess, an "Excess Remittance"), the Servicer shall be entitled to reduce the amount which the Servicer remits to the Collection Account on the following Remittance Date by the amount of such Excess Remittance, the amount of such reduction becoming the property of the Servicer. If Estimated FTA Collections remitted for a Collection Period are less than Actual FTA Collections for such Collection Period (such deficiency, a "Remittance Shortfall"), the amount which the Servicer remits to the Collection Account on the following Remittance Date will be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer's own funds. The Estimated FTA Collections for any Remittance Date shall not be affected by any Excess Remittance or Remittance Shortfall which modifies the actual amount remitted by the Servicer on such Remittance Date.

NO SERVICER ADVANCES

  The Servicer will not make any advances of interest or principal on the Notes.

SERVICING COMPENSATION

  The Servicer will be entitled to receive the Servicing Fee for each Collection Period, in an amount equal to the percent per annum specified in the related Prospectus Supplement of the original principal amount of the Notes. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent funds are available therefor as described under "Description of the Notes--Allocations; Payments." The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on FTA Collections prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the FTA Collections.

AGGREGATORS AND OTHER SUPPLIERS

  As part of the deregulation of the California electric industry described elsewhere herein, there will be an unbundling of generation, transmission, distribution and billing services. A recent decision of the CPUC allows ESPs to elect to present a consolidated bill to their retail customers, including the FTA Charge. Any ESP who elects consolidated billing will be responsible for paying the Servicer monthly amounts payable by customers of the ESP, including monthly FTA Payments. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any ESPs to forward FTA Payments to Edison, as Servicer, which may result in delays in distributions to Certificateholders.

  The Financing Order provides that the CPUC will not approve or require any third party to act as a servicer of the Transition Property if the ratings on the Certificates will be reduced as a result.

SERVICER REPRESENTATIONS AND WARRANTIES

  In the Servicing Agreement, the Servicer will make representations and warranties to the Note Issuer to the effect, among other things, that: (a) the Servicer is a corporation duly organized and in good standing under the laws of the State of California, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Servicing Agreement; (b) the execution, delivery and carrying out of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action; (c) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms; (d) the consummation of the transactions contemplated by the Servicing Agreement do not conflict with the Servicer's articles of incorporation or bylaws or any agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer; (e) the Servicer has all licenses necessary for it to perform its obligations under the Servicing Agreement; (f) no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those which have previously been obtained or made; and (g) except as disclosed to the Note Issuer, no court or administrative proceeding or investigation is pending or, to the Servicer's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Servicing Agreement or (ii) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder.

  In the event of a breach by the Servicer of any of its representations and warranties described in the preceding paragraph, the Servicer will indemnify, defend and hold harmless the Note Issuer[, the Trust, the Noteholders, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Certificateholders and the Infrastructure Bank] against any costs, expenses, losses, claims, damages and liabilities incurred as a result thereof.

STATEMENTS BY SERVICER

  On or before each Remittance Date, the Servicer will prepare and furnish to the Note Trustee, the Certificate Trustee, the Infrastructure Bank and the
Note Issuer a statement for the related Collection Period (the "Monthly Servicer's Certificate") setting forth the aggregate amount remitted. In addition, the Servicer will prepare, and the Note Trustee will furnish to the Noteholders on each Payment Date the report described under "Description of the Notes--Reports to Noteholders." The Servicer will also prepare and the Certificate Trustee will furnish to the Certificateholders on each Payment Date the report described under "Description of the Certificates--Reports to Certificateholders" herein.

EVIDENCE AS TO COMPLIANCE

  The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Note Issuer, the Note Trustee and the Certificate Trustee on or before a date specified in each Prospectus Supplement a statement as to compliance by the Servicer during the preceding twelve months ended [October][December] 31 with certain standards relating to the servicing of the Transition Property. This report (the "Annual Accountant's Report") shall state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

  The Servicing Agreement will also provide for delivery to the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee, on or
before January 31 of each year, commencing [      ], 1998, of a certificate
signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months ended December 31 (or in the case of the first such certificate, the period from the Closing Date to December 31, 1997) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee notice of certain Servicer Defaults under the Servicing Agreement.

  Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Certificate Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicing Agreement will provide that Edison may not resign from its obligations and duties as Servicer thereunder, except upon either a determination that Edison's performance of such duties is no longer permissible under applicable law or if a successor servicer that has assets of
at least $          , is available and willing to assume servicing
responsibilities on substantially the same terms as set forth in the Servicing Agreement, the Rating Agency Condition is satisfied and with the consent of the Certificate Trustee. No such resignation will become effective until a successor Servicer has assumed Edison's servicing obligations and duties under the Servicing Agreement.

  The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Note Issuer, the Note Trustee, the Trust, the Noteholders, the Certificate Trustee, the Delaware Trustee, the Certificateholders or any other person, except as provided under the Servicing Agreement, for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement.

SERVICER DEFAULTS

  "Servicer Defaults" under the Servicing Agreement will include (a) any failure by the Servicer to deposit in the Collection Account any required payment, which failure continues unremedied for three Servicer Business Days after written notice from the Note Issuer is received by the Servicer or after discovery by the Servicer; (b) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement, the Sale Agreement or any other Basic Document to which it is a party which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 60 days after the giving of notice of such failure (i) to the Servicer by the
Note Issuer or the Note Trustee or (ii) to the Servicer by holders of Notes evidencing not less than 25 percent in principal amount of the outstanding Notes of all Series; (c) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Note Issuer or the Certificateholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the Servicer by the Note Issuer or the Note Trustee; and (d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

  As long as a Servicer Default under the Servicing Agreement remains unremedied, either the Note Trustee or holders of Notes evidencing not less than 25 percent in principal amount of then outstanding Notes of all Series may terminate all the rights and obligations of the Servicer (other than the Servicer's indemnity obligation) under the Servicing Agreement, whereupon a successor servicer appointed by the Note Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In addition, upon a Servicer Default, each of the following shall be entitled to apply to the CPUC for sequestration and payment of revenues arising with respect to the Transition Property: (1) the Certificateholders and the Certificate Trustee as beneficiary of any statutory lien permitted by the PU Code; (2) the Note Issuer or its assignees; or (3) pledgees or transferees, including transferees under PU Code (S) 844, of the Transition Property. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Note Trustee or the Noteholders from effecting a transfer of servicing. The Note Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the Rating Agencies. The Note Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Servicing Agreement.

WAIVER OF PAST DEFAULTS

  Holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series, on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences, except a default in making any required deposits to the Collection Account in accordance with the Servicing Agreement. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

  The Servicing Agreement may be amended by the parties thereto, without the consent of the Noteholders (or, accordingly, the Certificateholders), but with the consent of the Note Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the Noteholders (or, accordingly, the Certificateholders), provided that such action will not, as certified in a certificate of an officer of the Servicer delivered to the Note Trustee and the Note Issuer, materially and adversely affect the interest of any Noteholder (or, accordingly, any Certificateholder). The Servicing Agreement may also be amended by the Servicer and the Note Issuer with the consent of the Note Trustee and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series and Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, FTA Collections or (ii) reduce the aforesaid percentage of the Notes the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

TERMINATION

  The obligations of the Servicer and the Note Issuer pursuant to the Servicing Agreement will terminate upon the payment to the Noteholders and corresponding distribution to the Certificateholders of all amounts required to be paid or distributed to them pursuant to the Servicing Agreement, the Notes, the Note Indenture, the Certificates and the Trust Agreement.

                           DESCRIPTION OF THE NOTES

  The Notes of any Class will be issued by the Note Issuer to the Trust (as such, the "Noteholder") pursuant to the terms of an Indenture (the "Note Indenture") between the Note Issuer and the Note Trustee, in a principal amount equal to the initial aggregate principal amount of the related Class of Certificates. The following summary describes certain general terms and provisions of the Note Indenture. The particular terms of the Notes of any Class will be established in a supplement to the Note Indenture and described in the Prospectus Supplement for the related Series of Certificates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Note Indenture and related supplements thereto.

GENERAL

  The Notes may be issued in one or more Series, any one or more of which may be comprised of one or more Classes. All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of more than one Class, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

  The Prospectus Supplement for a Series of Certificates will describe the following terms of the related Series of Notes and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues (the "Note Interest Rate"), (d) the Payment Dates, (e) the scheduled maturity date (the "Scheduled Maturity Date"), (f) the final termination date of the Series (the "Final Maturity Date"), (g) the issuance date of the Series (the "Series Issuance Date"), (h) the place or places for the payment of principal, (i) the authorized denominations, (j) the provisions for optional redemption by the Note Issuer, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the terms, if any, on which any Class of Notes will be subordinated to any other Class of Notes, (m) the FTA Charge as of the date of issuance of such Series of Notes, and the portion of the FTA Charge attributable to such Series or Class of Notes and (n) any other terms of such Class that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Class of Notes or Certificates (the notification in writing by each Rating Agency to the Seller, the Servicer, the Note Trustee and the Note Issuer that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition").

SECURITY

  To secure the payment of principal of and interest on the Notes, the Note Issuer will grant to the Note Trustee a security interest in all of the Note Issuer's right, title and interest in and to (a) the Transition Property and all proceeds thereof, (b) the Sale Agreement, (c) the Servicing Agreement, (d) the Collection Account and all amounts of investment property on deposit therein or credited thereto from time to time, (e) all other property of whatever kind owned from time to time by the Note Issuer, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and (g) all proceeds in respect of any or all of the foregoing (collectively, the "Note Collateral").

INTEREST AND PRINCIPAL

  Interest will accrue on the principal balance of Notes of a Class of Notes at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on the Payment Dates specified in the related Prospectus Supplement. FTA Collections, and, if necessary, the minimal equity contributed to the Note Issuer by Edison, will be used to make interest payments to the Noteholders of each Class on each Payment Date with respect thereto.

  Principal of the Notes of each Class will be payable in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent FTA Collections not applied to pay interest on the Notes or other amounts having a higher priority are available therefor. See "--Allocations; Payments" herein. Each Prospectus Supplement will set forth the Expected Amortization Schedule for the related Series of Notes and, if applicable, the Classes of such Series. However, principal of any Class of Notes may be payable earlier or later than expected as described herein. See "Risk Factors--Risks of the Transition Property" and "--Yield and Maturity Considerations" herein. The entire unpaid principal amount of the Notes of a Class will be due and payable on the date on which a Note Event of Default has occurred and is continuing with respect to such Class, if the holders of a majority in principal amount of the Notes of all Series then outstanding have declared the Notes to be immediately due and payable. See "--Note Events of Default; Rights Upon Note Event of Default" herein.

  Unless the context requires otherwise, all references in this Prospectus to principal of the Notes of a Series includes any premium that might be payable thereon if Notes of such Series are redeemed, as described in the related Prospectus Supplement.

OPTIONAL REDEMPTION

  The Note Issuer may redeem, at its option, any Notes of a Class and accordingly cause the Trust to redeem the related Certificates to the extent and in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, notice of such redemption will be given by the Note

Issuer to each holder of Notes to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

OVERCOLLATERALIZATION AMOUNT

  The Financing Order and Advice Letters give the Seller (or its assignee) the right to recover from Customers an amount equal to the aggregate Transition Costs together with designated amounts included therewith, including without limitation amounts necessary to pay principal of and interest on each Series of Notes at the applicable Note Interest Rate and all related fees and expenses, and an additional amount (for any Series, the "Overcollateralization Amount") that will be specified in the related Prospectus Supplement. The Overcollateralization Amount will not bear interest.

  On each Payment Date, all FTA Collections will be applied first to pay or provide for fees and expenses and interest on each Series of Notes at the applicable Note Interest Rate. All other FTA Collections will be applied to pay or provide for principal of the Notes, with a corresponding reduction in the aggregate recoverable amount payable with respect to the FTA Charge. See "--Allocations; Payments" herein. Accordingly, the aggregate recoverable amount should always exceed the aggregate principal and interest due with respect to the Notes, together with all related fees and expenses, by the Overcollateralization Amount. The Overcollateralization Amount is intended to cover any shortfall in FTA Collections that might otherwise occur at the Scheduled Final Distribution Date. Any FTA Collections with respect to a particular Series of Notes in excess of the amounts required to make distributions on the related Series of Certificates in full at the Termination Date will be returned to the Note Issuer, which may distribute such amounts to its members under the circumstances described under "--Certain Covenants of the Note Issuer."

OTHER CREDIT ENHANCEMENT

  For any Class of Notes, credit enhancement in addition to the FTA Charge adjustments and the Overcollateralization Amount may be provided with respect thereto. The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each Class of Notes will be described in the related Prospectus Supplement. Credit enhancement may be in the form of a reserve account, overcollateralization, financial guaranty insurance policy, letter of credit, credit or liquidity facility, subordination, third party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related Prospectus Supplement for a Series. If specified in the related Prospectus Supplement, credit enhancement for a Class of Notes may cover one or more other Class of Notes.

  If any such additional credit enhancement is provided with respect to a Class of Notes offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced, (d) the priority of reimbursement to the provider of the credit enhancement of amounts paid pursuant to the credit enhancement and
(e) any material provisions of any applicable agreement relating to such credit enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the related Prospectus Supplement.

  The presence of any such additional credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Noteholders of the full amount of principal and interest due thereon in a timely manner and to decrease the likelihood that such Noteholders will experience losses or delays in payment. Any such additional credit enhancement for a Class of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders will bear their allocable share of deficiencies. In addition, if a form of additional credit enhancement covers more than one Class of Notes, Noteholders of any such Class will be subject to the risk that such credit enhancement will be exhausted by the claims of Noteholders of other Classes or Notes.

COLLECTION ACCOUNT

  The Note Issuer will establish, in the name of the Note Trustee, a segregated identifiable account (the "Collection Account") with an Eligible Institution.

  An "Eligible Institution" means (a) the corporate trust department of the Note Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "A" by S&P and Moody's or (B) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

  Funds in the Collection Account may be invested in any of the following: (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies, (c) commercial paper having, at the time of investment, a rating in the highest rating category from each Rating Agency, (d) money market funds which have the highest rating from each Rating Agency, (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America, entered into with certain depository institutions or trust companies, or (f) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature (i) on or before the Certificate Business Day preceding the next Distribution Date. The Note Issuer will provide the Note Trustee and the Certificate Trustee with access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Notes.

  The Servicer will remit to the Collection Account, on each Remittance Date, the Estimated FTA Collections, modified by the Excess Remittance or Remittance Shortfall, if any, as described under "Servicing--Remittances to Collection Account" herein.

ALLOCATIONS; PAYMENTS

  On each Payment Date, the Note Trustee will at the direction of the Servicer apply all amounts on deposit in the Collection Account with respect to the prior Collection Period to pay the following amounts in the following priority:

  (a) all amounts owed by the Note Issuer or the Trust to the Note Trustee, the Delaware Trustee and the Certificate Trustee will be paid to such persons;

  (b) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods will be paid to the Servicer;

  (c) the Quarterly Administration Fee and all unpaid Quarterly Administration Fees from prior Distribution Dates will be paid to the Administrator;

  (d) so long as no Event of Default has occurred or would be caused by such payment, all other Operating Expenses will be paid to the persons entitled thereto;

  (e) the excess of Estimated FTA Collections remitted to the Collection Account over Actual FTA Collections will be paid to the Servicer to the extent that the Servicer has not previously withheld or been paid such excess;

  (f) Quarterly Interest and any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Note Interest Rate) with respect to each Series of Notes will be transferred to Certificate Trustee for payment to the Certificateholders;

  (g) principal on the Notes payable as a result of a Note Event of Default or on the Final Maturity Date for any Notes will be transferred to the Certificate Trustee for payment to the Certificateholders;

  (h) net earnings on Eligible Investments will be paid to the Note Issuer;

  (i) the balance, if any, will be transferred to the Certificate Trustee for payment to Certificateholders in respect of Quarterly Principal and overdue Quarterly Principal, if any, for each Series of Notes based on priorities described in each Prospectus Supplement; and

  (j) following the repayment of each outstanding Series of Notes, the balance, if any, will be released to the Note Issuer.

  If on any Payment Date when there is more than one Series of Notes outstanding, funds on deposit in the Collection Account are insufficient to make the transfers contemplated by clauses (f) and (g) above, such funds will be allocated among the various Series based on priorities described in each Prospectus Supplement.

  For purposes of the foregoing allocations:

    "Quarterly Administration Fee" means the quarterly fee payable to Edison as the Administrator under the Administrative Services Agreement between Edison and the Note Issuer, which will be specified in each Prospectus Supplement.

    "Quarterly Interest" means, with respect to any Payment Date and any Series of Notes, the quarterly interest for such date and Series as specified in the related Prospectus Supplement.

    "Quarterly Principal" means, with respect to any Distribution Date and any Series of Notes, the quotient obtained by dividing (a) the amount of principal shown for the next Payment Date for such Series on the Expected Amortization Schedule therefor or, if less, the unpaid principal amount of such Series, by (b) four or, if such Payment Date is on or prior to the first Payment Date for such Series, the lesser of four and the number of Payment Dates from and including the Series Issuance Date for such Series to and including such first Payment Date. For any Series of Notes, the related Prospectus Supplement will indicate the frequency of Payment Dates.

  Payments to the Noteholders of a Series will be made to such holders as specified in the related Prospectus Supplement.

ACTIONS BY NOTEHOLDERS

  The Certificate Trustee, on behalf of the Trust as sole initial holder of the Notes, has the right to vote and give consents and waivers in respect of modifications to any Class or Series of Notes thereunder and to the provisions of certain Basic Documents under the Note Indenture. Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Certificates of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under the Trust Agreement, including any right of the Certificate Trustee as holder of the Notes of the corresponding Series or Class or Classes, in each case unless a different percentage is specified in the Trust Agreement; provided that: (1) such direction shall not be in conflict with any rule of law or with the Trust Agreement and would not involve the Certificate Trustee in personal liability or expense; (2) the Certificate Trustee shall not have determined that the action so directed would be unjustly prejudicial to the holders of Certificates of such Series or Class or Classes not taking part in such direction; (3) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee which is not inconsistent with such direction; and (4) if a Note Event of Default with respect to such Series or Class or Notes shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Notes held by the Trust in favor of declaring the unpaid principal amount of the Notes of all Series and accrued interest thereon to be due and payable or directing any action by the Note Trustee with respect to such Note Event of Default. In circumstances under which the Certificate Trustee is required to seek instructions from the holders of the Certificates of any Class with respect to any such action or vote, the Certificate Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, of Certificates taking the corresponding position. See "Description of the Certificates--Voting of Notes" herein.

NOTE EVENTS OF DEFAULT; RIGHTS UPON NOTE EVENT OF DEFAULT

  An "Event of Default" with respect to any Series of Notes (a "Note Event of Default") is defined in the Note Indenture as being: (a) a default for five days or more in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note of any Series on the Final Maturity Date for such Series; (c) a default in the payment of the redemption price for any Note on the redemption date therefor; (d) a default in the observance or performance of any covenant or agreement of the Note Issuer made in the Note Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Note Issuer by the Note Trustee or to the Note Issuer and the Note Trustee by the holders of at least
25 percent in principal amount of the Notes of such Series then outstanding;
(e) any representation or warranty made by the Note Issuer in the Note Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Note Issuer by the Note Trustee or to the Note Issuer and the Note Trustee by the holders of at least 25 percent in principal amount of the Note Indenture of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Note Issuer.

  If a Note Event of Default should occur and be continuing with respect to any Series of Notes, the Note Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding may declare the principal of the Notes of all Series to be immediately due and payable. Such declaration may, under certain circumstances set forth in the Note Indenture, be rescinded by the holders of a majority in principal amount of the Notes of all Series then outstanding.

  If the Notes of all Series have been declared to be due and payable following a Note Event of Default, the Note Trustee may, in its discretion, either sell the Transition Property or elect to have the Note Issuer maintain possession of the Transition Property and continue to apply FTA Collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Transition Property following a foreclosure thereon, in light of the preceding default, the unique nature of the Transition Property as an asset and other factors discussed herein. In addition, the Note Trustee is prohibited from selling the Transition Property following a Note Event of Default with respect to any Series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any Note of any Series unless (a) the holders of all the outstanding Notes of all Series consent to such sale, (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of all Series or (c) the Note Trustee determines that the proceeds of the Transition Property would not be sufficient on an ongoing basis to make all payments on the Notes of all Series as such payments would have become due if the Notes had not been declared due and payable, and the Note Trustee obtains the consent of the holders of 66 2/3 percent of the aggregate outstanding amount of the Notes of all Series.

  Subject to the provisions of the Note Indenture relating to the duties of the Note Trustee, in case a Note Event of Default will occur and be continuing, the Note Trustee will be under no obligation to exercise any of the rights or powers under the Notes at the request or direction of any of the holders of Notes of any Series if the Note Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Note Indenture, the holders of a majority in principal amount of the outstanding Notes of all Series (or, if less than all Classes are affected, the affected Class or Classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Note Trustee and the holders of a majority in principal amount of the Notes of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Note Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes of all Classes affected thereby.

  With respect to the Notes, no holder of any Note of any Series will have the right to institute any proceeding with respect to the Notes, unless (a) such holder previously has given to the Note Trustee written notice of a continuing Event of Default with respect to such Series, (b) the holders of not less than 25 percent in principal amount of the outstanding Notes of all Series have made written request of the Note Trustee to institute such proceeding in its own name as Note Trustee, (c) such holder or holders have offered the Note Trustee reasonable indemnity, (d) the Note Trustee has for 60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Note Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of all Series.

  In addition, the Servicer, the Note Trustee, each Noteholder, the Certificate Trustee and the Certificateholders will covenant that they will not at any time institute against the Note Issuer or the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

  Neither the Certificate Trustee nor the Note Trustee in its individual capacity, nor any holder of any ownership interest in the Note Issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes of any Series or for the agreements of the Note Issuer contained in the Note Indenture.

CERTAIN COVENANTS OF THE NOTE ISSUER

  The Note Issuer may not consolidate with or merge into any other entity, unless (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia, (b) such entity expressly assumes by an indenture supplemental to the Note Indenture the Note Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Note Issuer under the Note Indenture, (c) no Event of Default will have occurred and be continuing immediately after such merger or consolidation, (d) the Rating Agency Condition will have been satisfied with respect to such transaction, (e) the Note Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder and such consolidation or merger complies with the Notes and all conditions precedent therein provided for relating to such transaction have been complied with and (f) any action as is necessary to maintain the lien and security interest created by the Note Indenture will have been taken.

  The Note Issuer may not convey or transfer substantially all of its properties or assets to any person or entity, unless (a) the person or entity acquiring the properties and assets (i) is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia, (ii) expressly assumes by an indenture supplemental to the Note Indenture the Note Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Note Issuer under the Notes, (iii) expressly agrees by such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of Noteholders, (iv) unless otherwise specified in the supplemental indenture referred to in clause (ii) above, expressly agrees to indemnify, defend and hold harmless the Note Issuer against and from any loss, liability or expense arising under or related to the Note Indenture and the Notes, and (v) expressly agrees by means of such supplemental indenture that such person (or if a group of persons, then one specified person) shall make all filings with the Commission (and any other appropriate person) required by the Exchange Act in connection with the Notes, (b) no Event of Default will have occurred and be continuing immediately after such transaction, (c) the Rating Agency Condition will have been satisfied with respect to such transaction, (d) the
Note Issuer has received an opinion of counsel to the effect that such transaction will not have any material adverse tax consequence to the Note Issuer, the Trust, any Noteholder or any Certificateholder and such conveyance or transfer complies with the Note Indenture and all conditions precedent therein provided for relating to such transaction have been complied with and
(e) any action as is necessary to maintain the lien and security interest created by the Note Indenture shall have been taken.

  The Note Issuer will not, among other things, (a) except as expressly permitted by the Note Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Note Issuer, unless directed to do so by the Note Trustee, (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Transition Property and the other Note Collateral (c) terminate its existence, dissolve or liquidate in whole or in part; (d) permit the validity or effectiveness of the Notes to be impaired, (e) permit the lien of the Note Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture,
(f) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof or (g) permit the lien of the Note Indenture not to constitute a valid first priority security interest in the Transition Property and the other Note Collateral.

  The Note Issuer may not engage in any business other than financing, purchasing, owning and managing the Transition Property in the manner contemplated by the Notes, the Sale Agreement, the Servicing Agreement, the Trust Agreement, the Note Purchase Agreement between the Note Issuer and the Trust, or certain related documents (collectively, the "Basic Documents") and activities incidental thereto.

  The Note Issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Notes.

  The Note Issuer will not, except for any securities or notes issued by an affiliate and as contemplated by the Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Note Issuer will not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). The Note Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

  The Note Issuer will not make any payments, distributions or dividends to any holder of beneficial interests in the Note Issuer in respect of such beneficial interest for any Collection Period unless no Note Event of Default shall have occurred and be continuing and any such distributions do not cause the book value of the remaining equity in the Note Issuer to decline below 0.5 percent of the original aggregate principal amount of all Series of Notes which remain outstanding.

  The Note Issuer will cause the Servicer to deliver to the Note Trustee and the Certificate Trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to Noteholders and the Certificateholders required by the Servicing Agreement.

REPORTS TO NOTEHOLDERS

  With respect to each Series of Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the Note Issuer, the Infrastructure Bank, the Note Trustee and the Certificate Trustee a statement (the "Quarterly Servicer's Certificate") to be delivered to the Noteholders on such Payment Date. With respect to each Series of Notes, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

  (a) the amount of the distribution to Noteholders allocable to principal;

  (b) the amount of the distribution to Noteholders allocable to interest;

  (c) the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (a) above; and

  (d) the difference, if any, between the amount specified in (c) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Note Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of Federal and state income tax returns. See "Federal Income Tax Consequences" and "State and Local Taxation" herein.

ANNUAL COMPLIANCE STATEMENT

  The Note Issuer will be required to file annually with the Note Trustee, the Certificate Trustee and the Rating Agencies a written statement as to the fulfillment of its obligations under the Notes.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Trust will issue the Certificates pursuant to the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Series of Certificates will be issued under the terms of a supplement to the Trust Agreement, as described in the related Prospectus Supplement. The following summary description of the Certificates is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement and the Certificates, a form of which is also filed as an exhibit to the Registration Statement.

  The Certificates will be issued in fully registered form only. Each Class of Certificates offered hereby will represent a fractional undivided interest in the corresponding Class of Notes, all monies due and to become due under such corresponding Class of Notes and funds from time to time deposited with the Trustee in certain amounts relating to the Trust. Each Certificate of each Class will correspond to a pro rata share of the outstanding principal amount of the corresponding Class of the Notes held in the Trust and will be issued in minimum denominations specified in the applicable Prospectus Supplement.

  Each Class of Certificates will bear interest at the rate per annum borne by the corresponding Class of the Notes. See "Description of the Notes--Interest and Principal" herein. Payments of interest and principal made in respect of any Class of Notes are required to be passed through to holders of the corresponding Class of Certificates at the times and in the manner described herein. See "--Payments and Distributions" below and "Description of the Notes--Interest and Principal" herein.

  The Certificates are not obligations of, or guaranteed by, the Certificate Trustee, Edison, the Infrastructure Bank or any affiliate of any of the foregoing. Neither the full faith and credit nor the taxing power of the State of California or any agency or instrumentality thereof is pledged to the distributions of principal of, or interest on, the Certificates. The Certificates represent beneficial interests in the Trust only.

PAYMENTS AND DISTRIBUTIONS

  The Certificate Trustee is scheduled to receive payments of interest on and principal of the Notes (in each case, the amounts paid to any Series or Class of the Notes will be determined from time to time in accordance with the provisions described under "Description of the Notes--Allocations; Payments" herein) on each Payment Date.

  The Certificate Trustee will distribute on each Distribution Date to the holders of each Class of Certificates all payments of principal and interest with respect to the corresponding Class of Notes (other than payments received following a payment default in respect of such Class of Notes), the receipt of which is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Distribution Date or, if such receipt is confirmed after 1:00 p.m. (New York City time) on such Distribution Date, then on the following business day. Each such distribution other than the final distribution with respect to any Certificate will be made by the Certificate Trustee to the holders of record of the Certificates of the applicable Class on the Record Date in respect of such Distribution Date. If a payment of principal or interest on any Class of the Notes (other than a payment received following a payment default in respect of such Class of Notes) is not received by the Certificate Trustee on a Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date receipt thereof is confirmed by the Certificate Trustee, if such receipt is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if such receipt is confirmed after 1:00 p.m. (New York City time), then on the following business day. If such payment is received by the Certificate Trustee after such five-day period, it will be treated as a payment received following a payment default in respect of such Class of Notes and distributed as described below. The final distribution with respect to any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency of the Certificate Trustee specified in the notice given by the Certificate Trustee with respect to such final distribution.

  Any payment received by the Certificate Trustee following a payment default in respect of any Class of the Notes ("Special Payments") will be distributed on the later of (i) the date such receipt is confirmed and (ii) the date on which any Special Payment is scheduled to be distributed by the Certificate Trustee (a "Special Distribution Date"). However, in the case of any such Special Payment receipt of which is confirmed after 1:00 p.m. (New York City time), such Special Payment will be distributed on the following day. The Certificate Trustee will mail notice to the holders of record of Certificates of the applicable Class as of the most recent Record Date not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed in respect of Certificates of such Class stating such anticipated Special Distribution Date. Each distribution of any such Special Payment will be made by the Certificate Trustee on the Special Distribution Date to the holders of record of the Certificates of such Class as of the most recent Record Date. See "--Events of Default" below.

  The Trust Agreement requires that the Certificate Trustee establish and maintain, for the Trust and for the benefit of the holders of each Class of Certificates, one or more non-interest bearing accounts (a "Certificate Account") for the deposit of payments on the Notes corresponding to such Class. Pursuant to the terms of the Trust Agreement, the Certificate Trustee is required to deposit any payments received by it with respect to any Class of Notes in the corresponding Certificate Account. All amounts so deposited will be distributed by the Certificate Trustee to holders of the applicable Class of Certificates on a Distribution Date or a Special Distribution Date, as appropriate, unless a different date for distribution of such amount is specified herein.

  At such time, if any, as the Certificates of any Class are issued in the form of Definitive Certificates and not to DTC or its nominee, distributions by the Certificate Trustee from the Certificate Account with respect to such Class on a Distribution Date or a Special Distribution Date will be made by check mailed to each holder of a

Definitive Certificate of such Class of record on the applicable Record Date at its address appearing on the register maintained with respect to the Certificates of such Series, or, upon application by a holder of any Class of Certificates in the principal amount of $1,000,000 or more to the Certificate Trustee not later than the applicable Record Date, by wire transfer to an account maintained by the payee in New York, New York. The final distribution for each Class of Certificates, however, will be made only upon presentation and surrender of the Certificates of such Class at the office or agency of the Certificate Trustee specified in the notice or agency given by the Certificate Trustee of such final distribution. The Certificate Trustee will mail such notice of the final distribution to the Certificateholders of such Class, specifying the date set for such final distribution and the amount of such distribution.

  If any Special Distribution Date or other date specified herein for distribution of any distributions to Certificateholders is not a Business Day, distributions scheduled to be made on such Special Distribution Date or other date may be made on the next succeeding Certificate Business Day and no interest shall accrue upon such distribution during the intervening period. "Certificate Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or San Francisco, California are authorized or obligated by law, regulation or executive order to remain closed.

VOTING OF THE NOTES

  The Certificate Trustee, as sole initial holder of the Notes, has the right to vote and give consents and waivers in respect of modifications to any Class of Notes. Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Certificates of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under the Trust Agreement, including any right of the Certificate Trustee as holder of the Notes of the corresponding Series or Class or Classes, in each case unless a different percentage is specified in the Trust Agreement; provided that: (1) such direction shall not be in conflict with any rule of law or with the Trust Agreement and would not involve the Certificate Trustee in personal liability or expense; (2) the Certificate Trustee shall not have determined that the action so directed would be unjustly prejudicial to the holders of Certificates of such Series or Class or Classes not taking part in such direction; (3) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee which is not inconsistent with such direction; and
(4) if a Note Event of Default with respect to such Series or Class or Notes shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Notes held by the Trust in favor of declaring the unpaid principal amount of the Notes of all Series and accrued interest thereon to be due and payable or directing any action by the Note Trustee with respect to such Note Event of Default. If the Certificate Trustee is required to seek instructions from the holders of the Certificates of any Class with respect to any such action or vote, the Certificate Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, or Certificates taking the corresponding position.

EVENTS OF DEFAULT

  An event of default with respect to any Class of Certificates under the Trust Agreement (a "Certificate Event of Default") is defined as the occurrence and continuance of a Note Event of Default. For a description of the Note Events of Default, see "Description of the Notes--Note Events of Default; Rights Upon Note Event of Default" herein.

  The Trust Agreement provides that, if a Certificate Event of Default shall have occurred and be continuing with respect to any Class of Certificates, the Certificate Trustee (i) may vote all the Notes of all Series to declare the unpaid principal amount of all Series of Notes and accrued interest thereon to be due and payable and (ii) upon the written direction of holders of the corresponding Class of Certificates, will vote a corresponding percentage of the corresponding Class of Notes in favor of so declaring. In addition, the Trust Agreement provides that, if a Certificate Event of Default with respect to any Class of Certificates shall have occurred and be continuing, the Trustee (i) may vote all the Notes of all Series in favor of directing the Note Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or of exercising any trust or power conferred on the Note Trustee under the Note Indenture and
(ii) upon the written direction of holders of the corresponding Class of Certificates, will vote a corresponding percentage of the corresponding Class of Notes in favor of so directing the Note Trustee.

  As an additional remedy, if a Certificate Event of Default shall have occurred and be continuing with respect to a particular Series or Class of Certificates, the Trust Agreement provides that the Trustee may and, upon the written direction of the holders of Certificates representing not less than a majority of the aggregate outstanding principal amount of the Certificates of such Series or Class, will sell any Note or Notes, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any person. The Certificate Trustee may, but shall not be obligated to refrain, in its sole discretion, from liquidating any Notes if (i) the Certificate Trustee determines that amounts receivable from the Note Collateral with respect to the applicable Class of Notes will be sufficient to pay (a) all principal of and interest on that Class of Notes in accordance with its terms without regard to any declaration of acceleration thereof and (b) all sums due to the Certificate Trustee and any other administrative expenses specified in the Trust Agreement, and (ii) holders of Certificates representing not less than a majority of the aggregate outstanding principal amount of the Certificates of all Series have not directed the Certificate Trustee to sell any Note or Notes. In addition, the Certificate Trustee is prohibited from selling any Notes following certain nonpayment Certificate Events of Default unless (x) the Certificate Trustee determines that the amounts receivable from the Note Collateral with respect to each Class of Notes are not sufficient to pay in full the principal of and accrued interest on the Notes of each such Class and to pay all sums due to the Certificate Trustee and other administrative expenses specified in the Trust Agreement and the Certificate Trustee obtains the written consent of holders of Certificates of each such Class representing 66 2/3 percent of the aggregate outstanding principal amount of each such Class of Certificates or (y) the Certificate Trustee obtains the consent of 100 percent of the aggregate outstanding principal amount of each such Class of Certificates. Any proceeds received by the Certificate Trustee upon any such sale will be deposited in the Certificate Account for such Class and will be distributed to the holders of Certificates of such Class on a Special Distribution Date.

  Any funds representing payments received with respect to any Series or Class of Notes in default, or the proceeds from the sale by the Certificate Trustee of any Class of Notes, held by the Certificate Trustee in a Certificate Account shall, to the extent practicable, be invested and reinvested by the Certificate Trustee in Eligible Investments permitted under the Trust Agreement maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date, pending the distribution of such funds to Certificateholders as described herein.

  The Trust Agreement provides that, with respect to the Certificates of any Class, within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a Certificate Event of Default with respect to such Class of Certificates (a "Default"), the Certificate Trustee will give to the Infrastructure Bank, the Note Trustee and the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived Defaults known to it. However, except in the case of a Default relating to the payment of principal of or interest on any of the Notes, the Certificate Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interests of the holders of the Certificates of such Class.

  The Trust Agreement contains a provision entitling the Certificate Trustee to be indemnified by the holders of the Certificates before proceeding to exercise any right or power under the Trust Agreement at the request or direction of Certificateholders.

  In certain cases, the holders of Certificates representing not less than a majority of the outstanding aggregate principal amount of the Certificates of all Series may waive any past Default or Certificate Event of Default under the Trust Agreement and thereby annul any previous direction given by the Certificate Trustee with respect thereto, except a Default (i) in the deposit or distribution of any payment on the Notes or Special Payment required to be made with respect to any Class of Certificates, (ii) in the payment of principal of or interest on any of the Notes, and (iii) in respect of any covenant or provision of the Trust Agreement that cannot be modified or amended without the consent of the holder of each Certificate of all Classes affected hereby. Upon any such direction, the Certificate Trustee shall vote a corresponding percentage of the corresponding Class of Notes in favor of such waiver. The Notes provide that, with certain exceptions, the holders of not less than a majority in aggregate unpaid principal amount of the Notes of all Series may waive any Note Event of Default or any event that is, or after notice or passage of time, or both, would be, a Note Event of Default.

  The Trust may hold two or more Classes of Notes, each of which may have a different interest rate and, in the case of different Classes, a different or potentially different schedule of the repayment of principal and different rights in the security therefor. Accordingly, the holders of Certificates of each Class may have divergent or conflicting interests from the holders of Certificates of other Classes.

OPTIONAL REDEMPTION

  The Trust may redeem, at its option, any Certificates of a Class if the related Class of Notes is redeemed and otherwise to the extent and in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, notice of such redemption will be given by the Trust to each holder of Certificates to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the date of redemption.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, Special Distribution Date or any other date specified in the Trust Agreement for distribution of any payments with respect to any Class of Certificates, the Certificate Trustee will include with each distribution to holders of Certificates of such Class a statement with respect to such distribution to be made on such Distribution Date, Special Distribution Date or other date, as the case may be, setting forth the following information, in each case, to the extent received by the Certificate Trustee from the Note Trustee, no later than two Certificate Business Days prior to such Distribution Date, Special Distribution Date or other date specified herein for such distribution.

  (a) the amount of the distribution to Certificateholders allocable to (i) principal and (ii) interest, in each case per $1,000 original principal amount of each Class of Certificates;

  (b) the aggregate outstanding principal balance of the Certificates, after giving effect to distributions allocated to principal reported under (a) above; and

  (c) the difference, if any, between the amount specified in (b) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Certificate Trustee will mail to each person who at any time during such calendar year has been a Certificateholder and received any distribution thereon, a statement containing certain information for the purposes of such Certificateholder's preparation of Federal and state income tax returns. See "Federal Income Tax Consequences" and "State and Local Taxation" herein.

AMENDMENTS

  The Infrastructure Bank (with the prior written approval of the Note Issuer) and the Certificate Trustee may amend the Trust Agreement from time to time, without the consent of the Certificateholders of any Series, (1) to add to the covenants of the Infrastructure Bank for the benefit of the Certificateholders, or to surrender any right or power conferred upon the Infrastructure Bank; (2) to correct or supplement any provision in the Trust Agreement or in any supplemental agreement which may be defective or inconsistent with any other provision in the Trust Agreement or in any supplemental agreement or to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that any such action shall not adversely affect the interests of the Certificateholders; (3) to cure any ambiguity or correct any mistake; or (4) to modify, eliminate or add to the provisions of the Trust Agreement to such extent as shall be necessary to continue the qualification of the Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, and to add to the Trust Agreement certain other provisions as may be expressly permitted by the Trust Indenture Act.

  In addition, the Infrastructure Bank (with the prior written approval of the Note Issuer) and the Certificate Trustee may amend the Trust Agreement with the consent of Certificateholders holding not less than a majority of the aggregate outstanding principal amount of the Certificates of all affected Classes. No amendment, however, may, without the consent of each Certificateholder affected thereby, (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Certificate, (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Certificates the holders of which are required to consent to any such amendment, (c) permit the disposition of any Note held by the Trust except as permitted by the Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the related Notes held by the Trust, or (d) cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Promptly following the execution of any amendment to the Trust Agreement (other than an amendment described in the preceding paragraph), the Certificate Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

  Any supplement to the Trust Agreement executed in connection with the issuance of one or more new Series of Certificates will not be considered an amendment to the Trust Agreement.

LIST OF CERTIFICATEHOLDERS

  Upon written request of any Certificateholder or group of Certificateholders of any Series or of all outstanding Series of record holding Certificates evidencing not less than ten percent of the aggregate outstanding principal amount of the Certificates of such Series or all Series, as applicable, the Certificate Trustee will afford such Certificateholder or Certificateholders access during business hours to the current list of Certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement.

  The Trust Agreement does not provide for any annual or other meetings of Certificateholders.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

  Each Class of Certificates will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

  Distributions of interest and principal will be made on each Distribution Date to the Certificateholders in whose names the Certificates were registered on the related Record Date.

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates initially may be Book-Entry Certificates, which are initially represented by one or more certificates registered in the name of

Cede, as nominee of DTC, or another securities depository, and are available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. Holders may also hold Certificates of a Class through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificate or Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, which are the Participants, and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to Indirect Participants, which are others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Certificate Business Day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Certificate Business Day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Certificate Business Day following settlement in DTC.

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal and interest on the Certificates from the Certificate Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive distributions after the related Distribution Date, as the case may be, because, while distributions are required to be forwarded to CEDEL, as nominee for DTC, on each such date, DTC will forward such distributions to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Certificates. The Certificate Trustee, the Seller, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such Certificate is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making distributions and for all other purposes.

  Unless and until Definitive Certificates (as defined herein) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Certificateholders will only permitted to exercise their rights as Certificateholders indirectly through Participants and DTC. All references herein to actions by Certificateholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statement to Cede, as the registered holder of the Certificates, for distribution to the beneficial owners of the Certificate in accordance with DTC procedures.

  While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Certificateholders have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess physical certificates, the Rules provide a mechanism by which Certificateholders will receive distributions and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a Definitive Certificate for such Certificates.

  DTC has advised the Certificate Trustee that it will take any action permitted to be taken by a Certificateholder under the Trust Agreement and the related Prospectus Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Certificate Trustee that it may take actions with respect to the Certificateholders' Interest that might conflict with other of its actions with respect thereto.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement or the relevant Prospectus Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Certificates of a Class will be issued in registered form to Certificateholders, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the Trust Agreement, which generally will include, except if otherwise provided therein, if (a) DTC advises the Certificate Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Class and the Note Issuer is unable to locate a qualified successor, (b) the Note Issuer, at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default under the terms of the Trust Agreement, holders of Certificates representing not less than 50 percent of the aggregate outstanding principal amount of the Certificates of all Series advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificateholders is no longer in the best interests of Certificateholders. Upon issuance of Definitive Certificates of a Class, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Certificate Trustee with respect to transfers, notices and distributions.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive securities representing the Certificates and instructions for registration, the Certificate Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Certificate Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement and the related Prospectus Supplement.

  Distribution of principal and interest on the Certificates will be made by the Certificate Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Trust Agreement and the related Prospectus Supplement. Interest distributions and principal distributions will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Certificate Trustee. The final distribution on any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificate on the final distribution date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Certificate Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Certificate Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES

  The issuance of any additional Series of Certificates is subject to the following conditions, among others:

  (a) appropriate documentation required by the Note Indenture and Trust Agreement shall have been authorized, executed and delivered by all parties required to do so by the terms of the relevant documents;

  (b) an Issuance Advice Letter shall have been submitted to the CPUC and shall have become effective;

  (c) the Rating Agency Condition shall have been satisfied with respect to such issuance;

  (d) such issuance will not result in an adverse tax consequence to the Trust or the Certificateholders;

  (e) no Event of Default shall have occurred and be continuing under the Note Indenture or the Trust Agreement;

  (f) as of the date of issuance, the Trust shall have sufficient funds available to pay the purchase price for the related Series of Notes, and all conditions to the issuance of a new series of Notes and Certificates shall have been satisfied or waived; and

  (g) delivery by the Note Issuer to the Note Trustee of certain certificates and opinions specified in the Note Indenture.

                        FEDERAL INCOME TAX CONSEQUENCES

  Interest on the Certificates will be included in gross income for federal income tax purposes.

GENERAL

  The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate, and is based on the opinion of Brown & Wood LLP, counsel to the Trust ("Special Counsel"). This discussion represents the opinion of Special Counsel, subject to the qualifications set forth therein or herein. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect tax consequences to Certificateholders.

  The discussion does not address all of the tax consequences relevant to a particular Certificateholder in light of that Certificateholder's circumstances, and some Certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers). CONSEQUENTLY, EACH PROSPECTIVE CERTIFICATEHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISER IN DETERMINING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CERTIFICATE.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States, or under the law of the United States or of any state thereof (including the District of Columbia), an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries has the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source). The term "U.S. Certificateholder" means any U.S. Person and any other person to the extent that income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. The term "non-U.S. Certificateholder" means any person other than a U.S. Certificateholder.

  The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and not determined by reference to the value of any other currency and has a term that exceeds one year. Moreover, the discussion assumes that any original issue discount ("OID") on the Certificate (i.e., any excess of the stated redemption price at maturity of the Certificate over its issue price) is less than a de minimis amount (i.e., 0.25 percent of its stated redemption price at maturity multiplied by the Certificate's weighted average maturity), all within the meaning of the OID regulations. Moreover, the discussion assumes that the Certificates are of a type, as set forth below, which Special Counsel is of the opinion will represent ownership of debt for federal income tax purposes. The applicable Prospectus Supplement will set forth a discussion of any additional material tax consequences with respect to Certificates not conforming to the foregoing assumptions.

TREATMENT OF THE CERTIFICATES AS DEBT

  The Seller has obtained from the Internal Revenue Service (the "IRS") a letter ruling to the effect that securities such as the Notes will be treated as debt for federal income tax purposes. Special Counsel has rendered an opinion to the effect that, for federal income tax purposes, the Certificates will represent ownership of debt and the Trust will not be treated as an association or publicly traded partnership taxable as a corporation.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATEHOLDERS

  General. Assuming, in accordance with Special Counsel's opinion, that the Certificates represent ownership of debt obligations for federal income tax purposes, stated interest on a beneficial interest in a Certificate will be taxable as ordinary income when received or accrued by U.S. Certificateholders in accordance with their method of accounting. Generally, interest received on the Certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  Market Discount. A U.S. Certificateholder who purchases (including a purchase at original issuance for a price less than the issue price) an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if a U.S. Certificateholder acquires a Certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the Certificate (or disposes of it in certain non-recognition transactions, including by gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the Certificate was held by such holder will be treated as ordinary interest income at the time of the disposition. In addition, a U.S. Certificateholder who acquired a Certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such Certificate. Generally, market discount accrues ratably over the life of a debt instrument unless the debt holder elects to accrue market discount on a constant yield to maturity basis. It is not clear how either the ratable accrual or constant yield accrual methodologies apply to instruments such as the Certificates where the timing of principal payments is uncertain. Investors should consult their own tax advisors concerning the accrual of market discount. The market discount rules also provide that a U.S. Certificateholder who acquires a Certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the Certificate until the holder disposes of the Certificate in a taxable transaction.

  A U.S. Certificateholder who acquired a Certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant yield basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the Certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

  Amortizable Bond Premium. A U.S. Certificateholder who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income under the constant yield method over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code. A holder that elects to amortize bond premium must reduce the tax basis in the related Certificate by the amount of bond premium used to offset interest income. If a Certificate purchased at a premium is redeemed in full prior to its maturity, a holder who has elected to amortize bond premium should be entitled to a deduction in the taxable year of redemption in an amount equal to the excess, if any, of the adjusted basis of the Certificates over the greater of the redemption price or the amount payable on maturity.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a disposition of an interest in a Certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and
(ii) the U.S. Certificateholder's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the Certificate prior to its disposition and reduced by any payments reflecting principal or OID previously received with respect to the interest in the Certificate and any amortized premium. Subject to the OID and market discount rules, gain or loss will generally be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

NON-U.S. CERTIFICATEHOLDERS

  In general, a non-U.S. Certificateholder will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificateholder actually or constructively owns ten percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificateholder is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership,
(iii) the non-U.S. Certificateholder is a bank which receives interest as described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificateholder bears certain relationships to any holder of either the Notes other than the Transferor or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of an interest in a Certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph) will not be subject to U.S. federal income tax, provided that in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificateholder must be reported to the IRS, unless the U.S. Certificateholder is an exempt recipient or otherwise establishes an exemption.

  In the case of payments of principal of and interest on (and the amount of OID, if any, accrued on) investor certificates to non-U.S. Certificateholders, temporary Treasury regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither the Note Issuer nor a paying agent has actual knowledge that the holder is a United States Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of a Certificate to or through a foreign office of a broker that is a United States Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a United States Person and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury regulations indicate that such payments are not currently subject to backup withholding. Under current Treasury regulations, payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-United States Person and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

  Any amounts withheld under the backup withholding rules from a payment to a Certificateholder would be allowed as a refund or a credit against such Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

                           STATE AND LOCAL TAXATION

CALIFORNIA TAXATION

  In the opinion of Special Counsel, interest and OID on the Certificates will be exempt from California personal income tax, but not exempt from the California franchise tax applicable to banks and corporations. Gain or loss, if any, resulting from an exchange or redemption of Certificates will be recognized in the year of the exchange or redemption. Present California law taxes both long-term and short-term capital gains at the rates applicable to ordinary income. Interest on indebtedness incurred or continued by a Certificateholder in connection with the purchase of Certificates will not be deductible for California personal income tax purposes.

OTHER STATES

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law other than that of the State of California. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA CONSIDERATIONS

  ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

  ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

  Any fiduciary or other Plan investor considering whether to purchase the Certificates of any Class or Series on behalf or with Plan Assets of any Plan should consult with its legal advisors and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Certificates offered thereby.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Certificates of any Class or Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

                                USE OF PROCEEDS

  The Trust will use the net proceeds received from each sale of a Series of Certificates to purchase the related Note or Notes from the Note Issuer. The
Note Issuer will use such proceeds to purchase the Transition Property from the Seller. The Seller will use such proceeds for general corporate purposes.

                             PLAN OF DISTRIBUTION

  The Certificates of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The
Note Issuer and the Trust intend that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  In connection with the sale of the Certificates, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Trust will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Trust, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Trust against certain liabilities, including liabilities under the Securities Act.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

  It is a condition of issuance of each Class of Certificates that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement from at least one Rating Agency.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of FTA Collections.

                                 LEGAL MATTERS

  Certain legal matters relating to the Notes and certain federal income tax consequences of the issuance of the Notes will be passed upon by Latham & Watkins, Los Angeles, California, counsel to the Seller and the Note Issuer. Certain legal matters relating to the Certificates and certain federal income tax consequences of the issuance of the Certificates will be passed upon by Brown & Wood LLP, San Francisco, California, counsel to the Trust. Certain legal matters relating to the Certificates will be passed upon by Cravath, Swaine & Moore, New York, New York, counsel to the Underwriters.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                          ------
Act......................................................................     29
Actual FTA Collections...................................................     34
Administrator............................................................     15
Advice Letters...........................................................     11
Annual Accountant's Report...............................................     36
Bankruptcy Code..........................................................     21
Base Calculation Model...................................................     25
Basic Documents..........................................................     45
Book-Entry Certificates..................................................     16
Calculation Date.........................................................     26
Cede.....................................................................     16
CEDEL....................................................................     52
CEDEL Participants.......................................................     53
Certificate Account......................................................     47
Certificate Business Day.................................................     48
Certificate Event of Default............................................. 14, 48
Certificate Trustee......................................................      8
Certificateholders.......................................................      3
Certificates.............................................................   1, 8
Class....................................................................   1, 9
Closing Date.............................................................     27
Code.....................................................................     17
Collection Account.......................................................     41
Collection Period........................................................     15
Commission...............................................................      3
Cooperative..............................................................     54
Customers................................................................     11
Default..................................................................     49
Definitive Certificates..................................................     54
Delaware Business Trust Act..............................................     22
Delaware Trustee.........................................................      8
Depositaries.............................................................     52
Distribution Date........................................................     12
DTC......................................................................  3, 16
Edison...................................................................   1, 8
Eligible Institution.....................................................     41
Eligible Investments.....................................................     41
ERISA....................................................................     17
ESPs.....................................................................     20
Estimated FTA Collections................................................     34
Euroclear................................................................     52
Euroclear Operator.......................................................     54
Euroclear Participants...................................................     53
Event of Default......................................................... 14, 43
Excess Remittance........................................................     34
Exchange Act.............................................................      3
Expected Amortization Schedule...........................................     14
Fee Agreement............................................................     29
FERC.....................................................................     20

                                                                           PAGE
                                                                          ------
Final Maturity Date......................................................     39
Financing Order..........................................................     11
Financing Order Anniversary..............................................     27
FTA Charge...............................................................     11
FTA Collections..........................................................     11
FTA Payments.............................................................     11
holder...................................................................     53
Indirect Participants....................................................     16
Infrastructure Bank......................................................   1, 8
Initial Transition Property..............................................     27
IRS......................................................................     56
ISO......................................................................     20
Issuance Advice Letter...................................................     11
Monthly Servicer's Certificate...........................................     36
Moody's..................................................................     22
non-U.S. Certificateholder...............................................     56
Note Collateral..........................................................     39
Note Event of Default.................................................... 14, 43
Note Indenture...........................................................     38
Note Interest Rate.......................................................     39
Note Issuer..............................................................   1, 8
Noteholder...............................................................     38
Notes....................................................................   1, 9
OID......................................................................     56
Operating Expenses.......................................................     15
Overcollateralization Amount.............................................     40
Participants.............................................................     16
Parties in Interest......................................................     59
Payment Date.............................................................     12
Plan Assets..............................................................     59
Plans....................................................................     59
Proposition 218..........................................................     19
PU Code..................................................................     10
PX.......................................................................     20
Quarterly Administration Fee.............................................     42
Quarterly Interest.......................................................     42
Quarterly Principal......................................................     42
Quarterly Servicer's Certificate.........................................     46
Rate Freeze Period.......................................................     24
Rating Agency............................................................     17
Rating Agency Condition..................................................     39
Record Date..............................................................     13
Registration Statement...................................................      3
Remittance Date..........................................................     34
Remittance Shortfall.....................................................     35
Rules....................................................................     53
S&P......................................................................     22
Sale Agreement...........................................................      8
Scheduled Final Distribution Date........................................     13

                                                                           PAGE
                                                                          ------
Scheduled Maturity Date..................................................     39
Securities Act...........................................................      3
Seller...................................................................   1, 8
Series...................................................................   1, 9
Series Issuance Date.....................................................     39
Servicer.................................................................   1, 8
Servicer Business Day....................................................     15
Servicer Defaults........................................................     37
Servicing Agreement......................................................      8
Servicing Fee............................................................     16
Special Counsel..........................................................     56
Special Distribution Date................................................     47
Special Payments.........................................................     47
Statute..................................................................      7
Subsequent Transfer Date.................................................     27
Subsequent Transition Property...........................................     27
Termination Date.........................................................     13
Terms and Conditions.....................................................     54
Transition Costs.........................................................     10
Transition Property...................................................... 11, 26
True-Up Mechanism Advice Letter..........................................     12
True-Up Mechanism Calculation Model......................................     26
Trust....................................................................   1, 8
Trust Agreement..........................................................      8
U.S. Certificateholder...................................................     56
U.S. Person..............................................................     56
Underwriters.............................................................     60
Utilities................................................................      7
Withholding Agent........................................................     58

--------
1. The "CPUC" is referred to as the "Commission" in the Financing Order.
2. The "Statute" is referred to as "AB 1890" in the Financing Order.
3. The "Note Issuer" is referred to as the "SPE" in the Financing Order.
4. The "Trust" is referred to either as the "Issuer" or the "SPT" in the Financing Order.
5. The "Certificates" are referred to as the "Rate Reduction Bonds" in the Financing Order.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      Registration Statement Fee....................................... $303.03
      Printing and Engraving Expenses..................................      *
      Trustees' Fees and Expenses......................................      *
      Legal Fees and Expenses..........................................      *
      Blue Sky Fees and Expenses.......................................      *
      Accountants' Fees and Expenses...................................      *
      Rating Agency Fees...............................................      *
      Miscellaneous Fees and Expenses..................................      *
                                                                        -------
        Total.......................................................... $    *
                                                                        =======

--------
*  To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 17 of the Limited Liability Company Agreement of the Registrant provides that, to the full extent permitted by applicable law, the Registrant shall indemnify any member or officer of the Registrant for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted in good faith on behalf of the Registrant in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the Limited Liability Company Agreement, except that the Registrant shall not indemnify any such member or officer for any loss, act or omission incurred by such member or officer by reason of willful misconduct with respect to such acts or omissions.

  Section 317 of the California Corporation Law (the "California Law") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

  Article Eighth of the Articles of Incorporation of Southern California Edison Company (the "Member") authorizes the Member to provide indemnification of directors and officers through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in Section 204 of the California Law. The Registrant believes that the officers of the Registrant are serving at the request of the Member and are therefore entitled to such indemnity from the Member.

  Article VI of the Bylaws of the Member contains provisions implementing the authority granted in Article Eighth of the Articles of Incorporation. The Bylaws provide for the indemnification of any director and officer of the Member, or any person acting at the request of the Member as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California Law and the Articles of Incorporation, subject to the terms of any agreement between the Member and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by the Member; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of the Member pursuant to Section 16(b) of the Securities Exchange Act of 1934; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for any acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of the Member or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Member or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Member or its shareholders; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to the Member or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Law; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of the Member for breach of duty to the Member or its shareholders. The resolution also provides that the Member shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of the Member to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by the Member. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

  The Member has directors' and officers' liability insurance policies in force insuring directors and officers of the Member and its subsidiaries. The Member has also entered into written agreements with each of its directors incorporating the indemnification provisions of the Bylaws.

ITEM 16. EXHIBITS.

  *1.1 Form of Underwriting Agreement.
   3.1 Certificate of Formation.
   3.2 Limited Liability Company Agreement.
  *4.1 Form of Note Indenture.
  *4.2 Form of Trust Agreement.
  *4.3 Form of Note.
  *4.4 Form of Rate Reduction Certificate.
  *5.1 Opinion of Latham & Watkins with respect to legality of the Notes.
  *5.2 Opinion of Brown & Wood LLP with respect to legality of the Rate
       Reduction Certificates.
  *8.1 Opinion of Brown & Wood LLP with respect to federal tax matters.
 *10.1 Form of Transition Property Purchase and Sale Agreement.
 *10.2 Form of Transition Property Servicing Agreement.
 *10.3 Form of Note Purchase Agreement.
 *10.4 Form of Fee and Indemnity Agreement.
 *23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit
       5.1).
 *23.2 Consents of Brown & Wood LLP (included in its opinions filed as Exhibits
       5.2 and 8.1).
 *24.1 Power of Attorney.
 *99.1 Application for Financing Order.
 *99.2 Financing Order.
 *99.3 Form of Issuance Advice Letter.
 *99.4 Application to Infrastructure Bank.
 *99.5 Order of Infrastructure Bank.

--------
*  To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant on behalf of the California Infrastructure and Economic Development Bank Special Purpose Trust SCE-1 (the "Trust") hereby undertakes as follows:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on July 3, 1997.

                                          SCE FUNDING LLC
                                          as Registrant

                                          By    /s/ Theodore F. Craver, Jr.
                                            ___________________________________
                                                  Theodore F. Craver, Jr.
                                                         President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 3, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                  SIGNATURE                               TITLE
                  ---------                               -----

    /s/ Theodore F. Craver, Jr.              President (Principal Executive
 ___________________________________________  Officer)
   Theodore F. Craver, Jr.

    /s/ Mary C. Simpson                      Treasurer (Principal Financial
 ___________________________________________  and Accounting Officer)
   Mary C. Simpson
 SOUTHERN CALIFORNIA EDISON COMPANY          Member

By    /s/ Theodore F. Craver, Jr.
  ___________________________________
        Theodore F. Craver, Jr.
      Vice President & Treasurer

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  *1.1   Form of Underwriting Agreement.
   3.1   Certificate of Formation.
   3.2   Limited Liability Company Agreement.
  *4.1   Form of Note Indenture.
  *4.2   Form of Trust Agreement.
  *4.3   Form of Note.
  *4.4   Form of Rate Reduction Certificate.
  *5.1   Opinion of Latham & Watkins with respect to legality of
         the Notes.
  *5.2   Opinion of Brown & Wood LLP with respect to legality of
          the Rate Reduction Certificates.
  *8.1   Opinion of Brown & Wood LLP with respect to federal tax
         matters.
 *10.1   Form of Transition Property Purchase and Sale
         Agreement.
 *10.2   Form of Transition Property Servicing Agreement.
 *10.3   Form of Note Purchase Agreement.
 *10.4   Form of Fee and Indemnity Agreement.
 *23.1   Consent of Latham & Watkins (included in its opinion
         filed as Exhibit 5.1).
 *23.2   Consents of Brown & Wood LLP (included in its opinions
         filed as Exhibits 5.2 and 8.1).
 *24.1   Power of Attorney.
 *99.1   Application for Financing Order.
 *99.2   Financing Order.
 *99.3   Form of Issuance Advice Letter.
 *99.4   Application to Infrastructure Bank.
 *99.5   Order of Infrastructure Bank.

--------
*To be filed by amendment.